Exhibit 99.2

                                MERGER AGREEMENT

     THIS MERGER AGREEMENT (this "AGREEMENT"), dated as of the 4th day of October, 2001, is by and between:

     CAPITAL BANK CORPORATION, a North Carolina corporation and a holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and a North Carolina bank holding company (the "BUYER"); and

     FIRST COMMUNITY FINANCIAL CORPORATION, a North Carolina corporation and holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and a North Carolina savings bank holding company (the "COMPANY").

                              BACKGROUND STATEMENT

     The Buyer and the Company desire to effect a merger pursuant to which the Company will merge into the Buyer, with the Buyer being the surviving corporation (the "MERGER"). In consideration of the Merger, the shareholders of the Company will receive shares of common stock of the Buyer and/or cash. It is intended that the Merger qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code. The Merger is expected to be accounted for under the purchase method.

                             STATEMENT OF AGREEMENT

     In consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                                  DEFINED TERMS

     1.1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:


     "ACQUISITION PROPOSAL" has the meaning given to it in Section 6.1(c).

     "ACQUISITION TRANSACTION" means any merger, share exchange, stock sale, recapitalization, consolidation or other business combination involving the Company or any of its Subsidiaries or divisions of any of the foregoing and an unaffiliated third party, or any acquisition in any manner, directly or indirectly, of a more than a thirty percent (30%) equity interest in, or more than a thirty percent (30%) portion of the consolidated assets of, the Company and its Subsidiaries, other than pursuant to the transactions contemplated by this Agreement.

     "AFFILIATE" means, with respect to any Person, each of the Persons that directly or indirectly, through one or more intermediaries, owns or controls, or is controlled by or under common control with, such Person. For the purpose of this Agreement, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise. Without limiting the foregoing, as used with respect to the Company, the term "AFFILIATES" includes its subsidiaries.

     "AFFILIATES' AGREEMENT" has the meaning given to it in Section 6.1(e).

     "AGREEMENT" means this Merger Agreement.

     "ASSETS" means all of the assets, properties, businesses and rights of a Person of every

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kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, whether or not carried on any books and records of such Person, whether or not owned in such Person's name and wherever located.

     "AVERAGE CLOSING PRICE" has the meaning given to it in Section 9.1(f).

     "BENEFIT PLANS" means all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, restricted stock, severance pay, vacation, bonus, or other incentive plan, all other written employee programs or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including without limitation "employee benefit plans" as that term is defined in Section 3(3) of ERISA maintained by, sponsored in whole or in part by, or contributed to by, a Person or any of its subsidiaries for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate.

     "BUSINESS DAY" means any day excluding (a) Saturday, (b) Sunday and (c) any day that shall be a legal holiday in the State of North Carolina.

     "BUYER" has the meaning given to it in the introductory paragraph hereof.

     "BUYER BANK" means Capital Bank, a North Carolina bank and a wholly owned subsidiary of the Buyer.

     "BUYER FINANCIAL STATEMENTS" means, with respect to the Buyer and its subsidiaries, the consolidated audited statements of income and stockholder's equity and cash flows for the years ended December 31, 2000, 1999 and 1998 and consolidated audited balance sheets as of December 31, 2000, 1999 and 1998, as well as the interim unaudited consolidated statements of income and stockholders' equity and cash flows for each of the completed fiscal quarters since December 31, 2000 and the consolidated interim balance sheet as of each such quarter.

     "BUYER SEC REPORTS" has the meaning given to it in Section 5.4.

     "BUYER'S DISCLOSURE SCHEDULE" has the meaning given to it in the preamble to ARTICLE V.

     "BUYER'S STOCK" means the common stock of Capital Bank Corporation no par value, as traded on the Nasdaq SmallCap Market System.

     "BUYER'S STOCK PERCENTAGE CHANGE" has the meaning given to it in Section 9.1(f).

     "CASH ELECTION AMOUNT" has the meaning given to it in Section 2.4(a).

     "CASH ELECTION SHARES" has the meaning given to it in Section 2.4(a).

     "CAUSE" means: (i) any act of gross negligence, misconduct, unlawfulness or dishonesty by an employee in connection with his or her employment which is detrimental to the Buyer's or its Subsidiaries' interests; (ii) an employee's willful failure to comply with the employee policies or reasonable directions of the management of the Buyer or one of its Subsidiaries (excluding a requirement to relocate his or her principal work location outside of Alamance County, North Carolina); or (iii) an employee's material breach of any agreement between such employee and Buyer or its Subsidiaries.

     "CLAIM" has the meaning given to it in Section 6.2(d).

     "CLOSING" means the closing of the Merger, as identified more specifically in ARTICLE III.

     "CLOSING DATE" has the meaning given to it in Section 3.1.

     "CODE" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from

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time to time. References to sections of the Code shall be construed also to refer to any successor sections.

     "COMPANY" has the meaning given to it in the introductory paragraph hereof.

     "COMPANY BANK" means Community Savings Bank, Inc., a North Carolina stock savings bank.

     "COMPANY CONTRACTS" has the meaning given to it in Section 4.14.

     "COMPANY FINANCIAL STATEMENTS" means, with respect to the Company and its subsidiaries, the consolidated audited statements of income and stockholder's equity and cash flows for the years ended December 31, 2000, 1999 and 1998 and consolidated audited balance sheets as of December 31, 2000, 1999 and 1998, as well as the interim unaudited consolidated statements of income and stockholders' equity and cash flows for each of the completed fiscal quarters since December 31, 2000 and the consolidated interim balance sheet as of each such quarter.

     "COMPANY OPTIONS" has the meaning given to it in Section 2.8.

     "COMPANY SEC REPORTS" has the meaning given to it in Section 4.4.

     "COMPANY SHARES" has the meaning given to it in Section 2.2(a).

     "COMPANY'S DISCLOSURE SCHEDULE" has the meaning given to it in the preamble to ARTICLE IV.

     "CONSENT" means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person given or granted with respect to any Contract, Law, Order, or Permit.

     "CONTRACT" means any agreement, warranty, indenture, mortgage, guaranty, lease, license or other contract, agreement, arrangement, commitment or understanding, written or oral, to which a Person is a party.

     "DEFAULT" means (i) any breach or violation of or default under any Contract, Order or Permit (including any noncompliance with restrictions on assignment, where assignment is defined to include a change of control of the parties to this Agreement or any of their Affiliates or the merger or consolidation of any of them with another Person), (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute such a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

     "DISSENTING SHARES" has the meaning given to it in Section 2.7.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

     "EFFECTIVE TIME" has the meaning given to it in Section 2.1(e).

     "ELECTION DEADLINE" has the meaning given to it in Section 2.4(a).

     "ELECTION FORM" has the meaning given to it in Section 2.4(a).

     "ENVIRONMENTAL ASSESSMENT" means any and all soil and groundwater tests, surveys, environmental assessments and other inspections, tests and inquiries conducted by the Buyer or any agent of the Buyer and related to the Real Property of the Company and its Affiliates.

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     "ENVIRONMENTAL LAWS" means any federal, state or local law, statute, ordinance, rule, regulation, permit, directive, license, approval, guidance, interpretation, order or other legal requirement relating to the protection of human health or the environment, including but not limited to any requirement pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of materials that are or may constitute a threat to human health or the environment. Without limiting the foregoing, each of the following is an Environmental Law: the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.) ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.) ("RCRA"), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. ss. 300 et seq.) and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.) ("OSHA"), as such laws and regulations have been or are in the future amended or supplemented, and each similar federal, state or local statute, and each rule and regulation promulgated under such federal, state and local laws.

     "ENVIRONMENTAL SURVEY" has the meaning given to it in Section 7.3.

     "ERISA PLAN" means any Benefit Plan that is an "employee welfare benefit plan," as that term is defined in Section 3(l) of ERISA, or an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA.

     "EXCHANGE AGENT" has the meaning given to it in Section 2.6(a).

     "FDIC" means the Federal Deposit Insurance Corporation.

     "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GAAP" means generally accepted accounting principles as recognized by the American Institute of Certified Public Accountants, as in effect from time to time, consistently applied and maintained on a consistent basis for a Person throughout the period indicated and consistent with such Person's prior financial practice.

     "GILLIAM EMPLOYMENT AGREEMENT" means the Employment Agreement to be entered into at or prior to Closing between the Buyer and William R. Gilliam, substantially in the form attached hereto as EXHIBIT B.

     "GOVERNMENTAL AUTHORITY" means any nation, province or state, or any political subdivision thereof, and any agency, department, natural person or other entity exercising executive, legislative, regulatory or administrative functions of or pertaining to government, including Regulatory Authorities.

     "HAZARDOUS MATERIAL" means any substance or material that either is or contains a substance designated as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law or is otherwise regulated under any Environmental Law, or the presence of which in some quantity requires investigation, notification or remediation under any Environmental Law.

     "INDEMNIFIED PARTIES" has the meaning given to it in Section 6.2(d).

     "INDEMNIFIED LIABILITIES" has the meaning given to it in Section 6.2(d).

     "INDEX PERCENTAGE CHANGE" has the meaning given to it in Section 9.1(f).

     "INTELLECTUAL PROPERTY" means (a) all inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances,

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continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrights and all applications, registrations and renewals in connection therewith, (d) all know-how, trade secrets, whether patentable or unpatentable and whether or not reduced to practice (including ideas, research and development, know-how, formulas, compositions, manufacturing and production process and techniques, technical data, designs, drawings, specifications, pricing and cost information and business and marketing plans and proposals),
(e) all computer software (including data and related documentation) and (f) all other proprietary rights.

     "JOINT PROXY STATEMENT" has the meaning given to it in Section 4.17.

     "KNOWLEDGE OF THE BUYER" means the actual personal knowledge of any of the directors and officers of the Buyer or the Buyer Bank or any of their Subsidiaries.

     "KNOWLEDGE OF THE COMPANY" means the actual personal knowledge of any of the directors and officers of the Company or the Company Bank or any of their Subsidiaries.

     "LAW" means any code, law, ordinance, rule, regulation, reporting or licensing requirement, or statute applicable to a Person or its Assets, Liabilities, business or operations promulgated, interpreted or enforced by any Governmental Authority.

     "LIABILITY" means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured or otherwise.

     "LIEN" means, whether contractual or statutory, any conditional sale agreement, participation or repurchase agreement, assignment, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) easements, restrictions of record and title exceptions that could not reasonably be expected to have a Material Adverse Effect, and (iii) pledges to secure deposits, Liens to secure advances from the Federal Home Loan Bank of Atlanta and other Liens incurred in the ordinary course of the banking business.

     "LITIGATION" means any action, arbitration, cause of action, complaint, criminal prosecution, governmental investigation, hearing, or administrative or other proceeding, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

     "LOAN COLLATERAL" means all of the assets, properties, businesses and rights of every kind, nature, character and description, whether real, personal, or mixed, tangible or intangible, accrued or contingent, owned by whomever and wherever located, in which any Person has taken a security interest with respect to, on which any Person has placed a Lien with respect to, or which is otherwise used to secure, any loan made by the Person or any note, account, or other receivable payable to the Person.

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     "MAILING DATE" has the meaning given to in Section 2.4.

     "MARKET VALUE" of the Buyer's Stock on any date shall be the closing price of such stock on the Nasdaq SmallCap Market System (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source), or if such date is not a trading day, on the last trading day preceding that date.

     "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

     "MATERIAL ADVERSE EFFECT" on a Person shall mean an event, change, or occurrence that, individually or together with any other event, change, or occurrence, has a Material adverse impact on (i) the financial condition, results of operations, or business of such Person and its subsidiaries, taken as a whole, or (ii) the ability of such Person to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in market interest rates, real estate markets, securities markets or other market conditions applicable to banks or thrift institutions generally, (c) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (d) actions and omissions of a Person (or any of its Affiliates) taken with the prior informed consent of the other Person in contemplation of the transactions contemplated hereby, and (e) the Merger (and the reasonable expenses incurred in connection therewith) and compliance with the provisions of this Agreement on the operating performance of the Persons.

     "MEASUREMENT PERIOD" has the meaning given to it in Section 9.1(f).

     "MERGER CONSIDERATION" has the meaning given to it in Section 2.3(a).

     "MERGER" has the meaning given to it in the Background Statement hereof.

     "MIXED CASH CONSIDERATION ELECTION AMOUNT" has the meaning given to it in
Section 2.4(a).

     "MIXED ELECTION SHARE" has the meaning given to it in Section 2.4(a).

     "MIXED STOCK CONSIDERATION ELECTION AMOUNT" has the meaning given to it in
Section 2.4(a).

     "NORTH CAROLINA ADMINISTRATOR" means the North Carolina Administrator, Savings Institutions Division, North Carolina Department of Commerce.

     "NORTH CAROLINA COMMISSIONER OF BANKS" means the North Carolina Commissioner of Banks, North Carolina Department of Commerce.

     "ORDER" means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, foreign or other court, arbitrator, mediator, tribunal, administrative agency or Governmental Authority.

     "PENSION PLAN" means any ERISA Plan that also is a "defined benefit plan" (as defined in Section 414(j) of the Code or Section 3(35) of ERISA).

     "PERMIT" means any approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right given by a Governmental Authority to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

     "PERSON" means a corporation, a company, an association, a joint venture, a

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partnership, an organization, a business, an individual, a trust, a Governmental
Authority or any other legal entity.

     "PER SHARE CASH CONSIDERATION" has the meaning given to it in Section 2.3.

     "PER SHARE STOCK CONSIDERATION" has the meaning given to in Section 2.3.

     "PER SHARE MIXED CONSIDERATION" has the meaning given to it in Section 2.3.

     "PER SHARE MIXED CASH CONSIDERATION" has the meaning given to it in Section 2.3.

     "PER SHARE MIXED STOCK CONSIDERATION" has the meaning given to it in
Section 2.3.

     "REAL PROPERTY" means all of the land, buildings, premises, or other real property in which a Person has ownership or possessory rights, whether by title, lease or otherwise (including banking facilities and any foreclosed properties). Notwithstanding the foregoing, "Real Property", as used with respect to any Person, does not include any Loan Collateral not yet foreclosed and conveyed to the Person as of the date with respect to which the term "Real Property" is being used.

     "REGISTRATION STATEMENT" has the meaning given to it in Section 4.17.

     "REGULATORY AUTHORITIES" means, collectively, the Federal Trade Commission, the United States Department of Justice, the Federal Reserve Board, the North Carolina Administrator, the North Carolina Commissioner of Banks, the FDIC, the National Association of Securities Dealers and the SEC, and all other regulatory agencies having jurisdiction over the parties hereto and their respective Affiliates.

     "RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES DOCUMENTS" means all forms, proxy statements, registration statements, reports, schedules and other documents filed or required to be filed by a Person or any of its Affiliates with any Regulatory Authority pursuant to the Securities Laws.

     "SECURITIES LAWS" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisors Act of 1940, the Trust Indenture Act of 1939, each as amended, and the rules and regulations of any Governmental Authority promulgated under each.

     "SHAREHOLDER MEETINGS" has the meaning given to it in Section 4.17.

     "SNL INDEX" has the meaning given to it in Section 9.1(f).

     "STOCK ADJUSTMENT" has the meaning given to it in Section 2.3(d).

     "STOCK ELECTION AMOUNT" has the meaning given to it in Section 2.4(a).

     "STOCK ELECTION SHARES" has the meaning given to it in Section 2.4(a).

     "STOCK PERCENTAGE CHANGE" has the meaning given to it in Section 9.1(f).

     "SUBSIDIARY" means, with respect to any Person, each of the Persons that directly or indirectly, through one or more intermediaries, is controlled by such Person.

     "SUPERIOR PROPOSAL" means a bona fide, written and unsolicited proposal or offer (including a new or solicited proposal received by the Company after execution of this Agreement from a person whose initial contact with the Company may have been solicited by

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the Company or its representatives prior to the execution of this Agreement)
made by any person or group (other than an Affiliate of the Company) with respect to an Acquisition Proposal on terms which the Board of Directors of the Company determines in good faith (based on the advice of independent financial advisors and outside legal counsel), to be superior to the transactions contemplated hereby, taking into consideration all elements of the transactions contemplated hereby including, without limitation, the non-taxable element of such transactions.

     "SURVIVING HOLDING COMPANY" has the meaning given to it in Section 2.1(a).

     "TAX" or "TAXES" means any and all taxes, charges, fees, levies or other assessments (whether federal, state, local or foreign), including without limitation income, gross receipts, excise, property, estate, sales, use, value added, transfer, license, payroll, franchise, ad valorem, withholding, Social Security and unemployment taxes, as well as any interest, penalties and other additions to such taxes, charges, fees, levies or other assessments.

     "TAX RETURN" means any report, return or other information required to be supplied to a taxing authority in connection with Taxes.

     "TAXABLE PERIOD" shall mean any period prescribed by any Governmental Authority, including the United States or any state, local, or foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

     "TOTAL CASH MERGER CONSIDERATION" has the meaning given to it in Section
2.3.

     "TOTAL STOCK MERGER CONSIDERATION" has the meaning given to it in Section 2.3.

     "UPWARD INDEX PERCENTAGE CHANGE" has the meaning given to it in Section 9.1(f).

                                   ARTICLE II
              THE MERGER; CONVERSION AND EXCHANGE OF COMPANY SHARES

     2.1. THE MERGER.

     (a) The Merger. On the terms and subject to the conditions of this Agreement, the Plan of Merger in respect of the Merger, which shall be substantially in the form attached hereto as EXHIBIT A, and North Carolina Law, the Company shall merge into the Buyer, the separate existence of the Company shall cease, and the Buyer shall be the surviving corporation (the "SURVIVING HOLDING COMPANY").

     (b) Governing Documents. The articles of incorporation of the Buyer in effect at the Effective Time (as defined below) of the Merger shall be the articles of incorporation of the Surviving Holding Company until further amended in accordance with applicable Law. The bylaws of the Buyer in effect at such Effective Time shall be the bylaws of the Surviving Holding Company until further amended in accordance with applicable Law.

     (c) Directors and Officers. Subject to Section 6.2(b) and the Gilliam Employment Agreement, from and after the Effective Time of the Merger, until successors or additional directors are duly elected or appointed in accordance with applicable law, (i) the directors of the Buyer at such Effective Time shall be the directors of the Surviving Holding Company, and (ii) the officers of the Buyer at such Effective Time shall be the officers of the Surviving Holding Company.

     (d) Approval. The parties hereto shall take and cause to be taken all action necessary to approve and authorize (i) this Agreement and the other documents contemplated hereby

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(including without limitation the above-described Plan of Merger) and (ii) the
Merger and the other transactions contemplated hereby.

     (e) Effective Time. The Merger shall become effective on the date and at the time of filing of the related Articles of Merger, in the form required by and executed in accordance with North Carolina Law, or at such other time specified therein. The date and time when the Merger shall become effective is herein referred to as the "EFFECTIVE TIME" of the Merger.

     (f) Filing of Articles of Merger. At the Closing, the Buyer and the Company shall cause the Articles of Merger (containing the above-referenced Plan of Merger) in respect of the Merger to be executed and filed with the Secretary of State of North Carolina, as required by North Carolina Law, and shall take any and all other actions and do any and all other things to cause the Merger to become effective as contemplated hereby.

     2.2  COMPANY SHARES.

     (a) Each share of the Company's capital stock (the "COMPANY SHARES"), no par value per share, issued and outstanding to Persons, except for Company Shares held by the Buyer and its Affiliates immediately prior to the Effective Time of the Merger (other than shares held in a fiduciary capacity or as a result of debts previously contracted), shall, by virtue of the Merger and without any action on the part of the holders thereof, be canceled and converted at such Effective Time into the right to receive the Merger Consideration (as defined below) in accordance with this ARTICLE II.

     (b) Each Company Share, by virtue of the Merger and without any action on the part of the holder thereof, shall at the Effective Time of the Merger no longer be outstanding, shall be canceled and retired and shall cease to exist, and each holder of certificates representing any such Company Shares shall thereafter cease to have any rights with respect to such shares, except for the right to receive the Merger Consideration.

     (c) Each Company Share in the Community Savings Bank, Inc. Management Recognition Plan and Trust at the Effective Time that has not been granted to a participant in such plan shall be canceled without any conversion thereof, and no payment shall be made with respect thereto.

     (d) Notwithstanding anything contained in this Section 2.2 to the contrary, any Company Shares held in the treasury of the Company immediately prior to the Effective Time of the Merger shall be canceled without any conversion thereof, and no payment shall be made with respect thereto.

     (e) From and after the Effective Time of the Merger, there shall be no transfers on the stock transfer books of the Surviving Holding Company of the Company Shares that were outstanding immediately prior to the Effective Time of the Merger. If, after such Effective Time, certificates representing Company Shares are presented to the Surviving Holding Company, they shall be canceled, and exchanged and converted into the Merger Consideration as provided for herein.

     2.3  MERGER CONSIDERATION.

     (a) Subject to Sections 2.2, 2.4, 2.5 and 2.6, at the Effective Time of the Merger, the holders of Company Shares outstanding at such Effective Time, other than the Buyer and its

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Affiliates, shall be entitled to receive, and the Buyer shall pay or issue and deliver, in the aggregate, (i) 1.30275 shares of the Buyer's Stock for each Company Share plus an amount equal to $16.20 in cash for each such Company Share (the "PER SHARE MIXED CONSIDERATION"), (ii) 2.6055 shares of Buyer's Stock for each Company Share (the "PER SHARE STOCK CONSIDERATION"), or (iii) an amount equal to $32.40 in cash for each such Company Share (the "PER SHARE CASH CONSIDERATION"). The foregoing consideration, collectively and in the aggregate, shall be referred to herein as the "MERGER CONSIDERATION."

     (b) Subject to the allocation provisions of Section 2.4, each holder of a Company Share may elect to receive the Per Share Mixed Consideration, the Per Share Stock Consideration or the Per Share Cash Consideration for each such Company Share; provided, (i) that the aggregate number of shares of Buyer Stock (excluding fractions of Company Shares issued or not issued pursuant to Section 2.3(c) as a result of rounding) paid as the Merger Consideration shall be 2,089,302 shares (subject to equitable adjustment for any stock dividend, stock split or other stock payment by the Buyer and exercises of Company Options after the date hereof but prior to the Effective Time), subject to adjustment so that the amount of the Merger Consideration paid in shares of the Buyer's Stock shall not be less than the amount (currently 40%) necessary to qualify the Merger as a reorganization under Section 368 of the Code, as determined by the Company at or immediately after the Effective Time upon consultation with its independent accountants and counsel; and (ii) that the aggregate cash with respect to which the Per Share Mixed Consideration and the Per Share Cash Consideration shall be paid as Merger Consideration shall be $25,980,961 subject to equitable adjustment to reflect exercises of Company Options and subject to adjustment so that, if the amount of the Merger Consideration paid in shares of the Buyer's Stock is adjusted as provided in Section 2.3(b)(i) to qualify the Merger as a reorganization under Section 368 of the Code, the aggregate amount of cash paid as the Merger Consideration shall be adjusted so that the aggregate value of the Merger Consideration paid after such adjustment is equal to the aggregate value of the Merger Consideration which would have been paid in the absence of such adjustment. Such amount of the Buyer's Stock paid as Merger Consideration shall be referred to in this Agreement as the "TOTAL STOCK MERGER CONSIDERATION," and such amount of cash paid as Merger Consideration shall be referred to as the "TOTAL CASH MERGER CONSIDERATION."

     (c) No fractional shares of the Buyer's Stock shall be issued or delivered in connection with the Merger. Instead, the number of shares of Buyer's Stock to which a holder of the Company Shares is entitled to receive pursuant to this
Article II shall be rounded to the nearest whole share with 0.5 share rounded up to the nearest whole share.

     (d) In the event the Buyer or Company changes the number of shares of the Buyer's Stock or Company's Shares issued and outstanding prior to the Effective Time of the Merger as a result of a stock split, stock dividend or similar recapitalization with respect to such stock (each a "STOCK ADJUSTMENT") and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to such Effective Time, the Per Share Mixed Consideration and the Per Share Stock Consideration shall each be equitably adjusted to reflect such change.

     2.4  ELECTION AND ALLOCATION PROCEDURES.

     (a) Election.

                  (i) An election form ("ELECTION FORM"), together with the other transmittal materials described in Section 2.6, shall be mailed as soon as reasonably practicable after the Effective Time to each holder of Company Shares of record at the Effective Time. Such date of mailing shall be referred to hereinafter as the "MAILING DATE." Each Election Form shall provide that a holder (or the beneficial owner through appropriate and customary documentation and instruction) of Company Shares will receive the Per Share Mixed Consideration unless such holder (or the beneficial owner through appropriate and customary documentation and instruction) elects to receive the Per Share Cash Consideration or the Per Share Stock Consideration with respect to all or any of such holder's Company Shares. Company Shares as to which no election for Per Share Stock Consideration or Per Share Cash Consideration is made shall be herein referred to as the "MIXED ELECTION SHARES"; Company Shares as to which the Per Share Cash Consideration election is made shall be referred to as the "CASH ELECTION SHARES"; and Company Shares as to which the Per Share Stock Consideration election is made shall be referred to as the "STOCK ELECTION SHARES". In addition, all Dissenting Shares shall be deemed Cash Election Shares. The "CASH ELECTION AMOUNT" shall be equal to the Per Share Cash Consideration multiplied by the total number of Cash Election Shares plus the amount of the Per Share Mixed Consideration consisting of cash multiplied by the total number of Mixed Election Shares (the "MIXED CASH CONSIDERATION ELECTION AMOUNT"). The "STOCK ELECTION AMOUNT" shall be equal to the Per Share Stock Consideration multiplied by the total number of Stock Election Shares plus the amount of the Per Share Mixed Consideration consisting of Buyer's Stock multiplied by the total number of Mixed Election Shares (the "MIXED STOCK CONSIDERATION ELECTION AMOUNT").

                  (ii) Any Company Share with respect to which the holder
(or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent an effective, properly completed Election Form on or before a date after the Effective Date to be agreed upon by the parties hereto (which date will be set forth on the Election Form), but in any event not earlier than the 20th Business Day after the Mailing Date (such deadline, the "ELECTION DEADLINE"), shall be converted into the Per Share Mixed Consideration as set forth in Section 2.4(b) and shall be deemed to be Mixed Election Shares.

                  (iii) The Buyer shall make available one or more Election Forms as may be reasonably requested by all persons who become holders (or beneficial owners) of Company Shares between the Mailing Date and the close of business on the business day prior to the Election Deadline, and the Buyer shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.

                  (iv) Any such election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all Company Shares covered by such Election Form, together with duly executed transmittal materials included with the Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form (or the beneficial owner of the shares covered by such Election Form through appropriate and customary documentation and instruction) at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline and no other valid election is made, the Company Shares represented by such Election Form shall be Mixed Election Shares. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither the Buyer nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

     (b) Allocation. As soon as reasonably practicable after the Effective Time of the Merger, the Buyer shall cause the Exchange Agent to allocate the Merger Consideration among the holders of Company Shares, which shall be effected by the Exchange Agent as follows:

                  (i) Each Mixed Election Share shall be converted into the right to receive an amount of cash and a number of shares of Buyer's Stock equal to the Per Share Mixed Consideration.

                  (ii) If the Total Cash Merger Consideration is greater than the aggregate Cash Election Amount or if the Total Stock Merger Consideration is less than the aggregate Stock Election Amount, then:

                           (A) each Cash Election Share shall be
                  converted into the right to receive an amount of cash equal to the Per Share Cash Consideration; and

                           (B) each Stock Election Share shall be
                  converted into the right to receive (I) an amount in cash equal to the Total Cash Merger Consideration less the aggregate Cash Election Amount divided by the total number of Stock Election Shares, and (II) a number of shares of the Buyer's Stock equal to the Total Stock Merger Consideration less the aggregate Mixed Stock Consideration Election Amount divided by the total number of Stock Election Shares.

                  (iii) If the Total Cash Merger Consideration is less than the Cash Election Amount or if the Total Stock Merger Consideration is greater than the aggregate Stock Election Amount, then:

                            (A) each Stock Election Share shall be converted
                  into the right to receive the Per Share Stock Consideration;
                  and

                           (B) each Cash Election Share shall be
                  converted into the right to receive (I) an amount in cash equal to the Total Cash Merger Consideration less the aggregate Mixed Cash Consideration Election Amount divided by the total number of Cash Election Shares, and
                 (II) a number of shares of the Buyer's Stock equal to the Total Stock Merger Consideration less the aggregate Stock Election Amount divided by the total number of Cash Election Shares.

     2.5 CLOSING PAYMENT. At the Effective Time of the Merger or as soon thereafter as is reasonably practicable, the holders of the Company Shares shall surrender the certificates representing such shares to the Buyer and in exchange therefor, the Buyer shall issue and deliver to each such holder certificates representing the number of shares of the Buyer's Stock to which such shareholder is entitled hereunder and cash payments to which such holder is entitled hereunder. The Buyer shall not be obligated to deliver any of such shares of the Buyer's Stock or cash payments until such holder surrenders the certificates representing such holder's Company Shares.

     2.6  EXCHANGE PROCEDURES.

         (a) After the Effective Time of the Merger, the Buyer shall cause the exchange agent selected by the Buyer (the "EXCHANGE AGENT"), subject to the reasonable satisfaction of the Company and which may be an Affiliate of the Buyer, to mail to the shareholders of the Company of record at the Effective Time the Election Form, as required under Section 2.4, and other appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates representing shares of the Company prior to such Effective Time shall pass, only upon proper delivery of such certificates to the Exchange Agent). After such Effective Time, each holder of Company Shares issued and outstanding at such Effective Time (other than any of such shares held by the Buyer or any Affiliate thereof or canceled pursuant to
Section 2.2(c) or (d)) shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the number of shares of the Buyer's Stock and the cash to which such holder is entitled hereunder. The Buyer shall not be obligated to deliver any of such payments in cash or stock until such holder surrenders the certificate(s) representing such holder's Company Shares. The certificate(s) so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither the Buyer nor the Exchange Agent shall be liable to any holder of Company Shares for any amounts paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property Law.

         (b) To the extent permitted by applicable Law, former shareholders of record of the Company shall be entitled to vote after the Total Stock Merger Consideration has been allocated pursuant to the provisions of this Article at any meeting of the Buyer's shareholders the number of whole shares of the Buyer's Stock into which their respective Company Shares are converted pursuant to the Merger, regardless of whether such holders have exchanged their certificates representing such Company Shares for certificates representing the Buyer's Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by the Buyer on the Buyer's Stock, the record date for which is at or after the Effective Time of the Merger, the declaration shall include dividends or other distributions on all shares of the Buyer's Stock issuable pursuant to this Agreement, but beginning at such Effective Time no dividend or other distribution payable to the holders of record of the Buyer's Stock as of any time subsequent to such Effective Time of the Merger shall be delivered to the holder of any certificate representing any of the Company Shares issued and outstanding at such Effective Time until such holder surrenders such certificate for exchange as provided in this Section 2.6. However, upon surrender of such certificate(s), both the certificate(s) representing the shares of the Buyer's Stock to which such holder is entitled and any such undelivered dividends (without any interest) shall be delivered and paid with respect to each share represented by such certificates.

         2.7 DISSENTING SHARES. Notwithstanding any other provision of this Agreement to the contrary, Company Shares that are outstanding immediately prior to the Effective Time and that are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who properly shall have demanded appraisal for such shares in accordance with North Carolina Law (collectively, the "DISSENTING SHARES") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders instead shall be entitled to receive payment of the appraised value of such shares held by them in accordance with the provisions of North Carolina Law, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their rights to appraisal of such shares under North Carolina Law shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in Section 2.6 of the certificate or certificates that, immediately prior to the Effective Time, evidenced such shares. The Company shall give the Buyer (i) prompt notice of any written demands for appraisal of any shares of Company Shares, attempted withdrawals of such demands for appraisal or any other instruments served pursuant to North Carolina Law and received by the Company relating to shareholders' rights of appraisal, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands under North Carolina Law consistent with the obligations of the Company thereunder. The Company shall not, except with the prior written consent of the Buyer, (x) make any payment with respect to such demand, (y) offer to settle or settle any demand for appraisal or (z) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with North Carolina Law.

     2.8  COMPANY STOCK OPTIONS.

     (a) At the Effective Time of the Merger, each option or other right to purchase Company Shares pursuant to stock options ("COMPANY OPTIONS") granted by the Company under its Benefit Plans that are outstanding at the Effective Time of the Merger shall be converted into and become rights with respect to the Buyer's Stock, and the Buyer shall assume each Company Option, in accordance with the terms of the applicable Benefit Plan of the Company and the stock option agreement by which such Company Option is evidenced, except that from and after such Effective Time: (i) the Buyer and its compensation committee shall be substituted for the Company and the compensation committee of its board of directors (including if applicable, the entire Board of Directors of the Company) administering such Benefit Plan or Plans of the Company; (ii) the Company Options assumed by the Buyer may be exercised solely for shares of the Buyer's Stock; (iii) the number of shares of the Buyer's Stock subject to such converted Company Options shall be equal to the number of Company Shares subject to such Company Options immediately prior to the Effective Time multiplied by the Per Share Stock Consideration, rounded to the next highest share; (iv) the per-share exercise price under each such converted Company Option shall be adjusted by dividing the exercise price of the Company Option immediately prior to the Effective Time by the Per Share Stock Consideration, rounded down to the nearest cent; and (v) all unvested Company Options held by non-employee directors of the Company shall be deemed to be automatically vested.

     (b) In addition, notwithstanding clauses (ii), (iii) and (iv) of Section 2.8(a), each assumed Company Option that is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code.

     (c) As soon as practicable after the Effective Time of the Merger, the Buyer shall deliver to each holder of an assumed Company Option who remains employed by the Buyer an appropriate notice setting forth such participant's rights pursuant thereto, and the grants pursuant to such options shall continue in effect on substantially the same terms and conditions (subject to the adjustments required by the above subsection (a) after giving effect to the Merger), and the Buyer shall comply with the terms of the assumed Company Options to ensure, to the extent required by, and subject to the provisions of, such options, that the Company Options that qualified as incentive stock options prior to the Effective Time of the Merger continue to qualify as incentive stock options after such Effective Time. At or prior to the Effective Time of the Merger, and at all times thereafter, the Buyer shall have reserved a sufficient number of shares of the Buyer's Stock for issuance upon exercise of the Company Options assumed by it in accordance with this Section 2.8. The Buyer agrees to file as promptly as practicable, and in no event later than 60 days, after the Effective Time, a registration statement on Form S-8 covering the shares of the Buyer's Stock issuable pursuant to such options.

     (d) Following the Effective Time of the Merger, in the event of any Stock Adjustment by the Buyer, or any consolidation or merger of the Buyer with or into any other entity, or the sale or transfer of all or substantially all of the Buyer's assets, the rights of the holders of outstanding Company Options shall be appropriately adjusted so that such holders will be in substantially the same position as if their options had been exercised immediately before such corporate action or transaction.


                                   ARTICLE III

                                   THE CLOSING

     3.1 CLOSING. The Closing of the Merger shall take place at the offices of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. in Raleigh, North Carolina as soon as reasonably practical after all conditions to Closing have been met, or on such other date or at such other location as the Buyer and the Company may mutually agree (such date, the "CLOSING DATE"). At the Closing, the parties will execute, deliver and file all documents necessary to effect the transactions contemplated with respect to the Merger, including the Articles of Merger in respect of the Merger.

     3.2 DELIVERIES BY THE COMPANY. At or by the Closing, the Company shall have caused the following documents to be executed and delivered:

     (a) the agreements, opinions, certificates, instruments and other documents contemplated in Section 8.3;

     (b)  the Gilliam Employment Agreement; and

     (c) all other documents, certificates and instruments required hereunder to be delivered to the Buyer, or as may reasonably be requested by the Buyer at or prior to the Closing.

     3.3 DELIVERIES BY THE BUYER. At or by the Closing, the Buyer shall have caused the following documents to be executed and delivered:

     (a) the agreements, opinions, certificates, instruments and other documents contemplated in Section 8.2;

     (b)  the Gilliam Employment Agreement; and

     (c) all other documents, certificates and instruments required hereunder to be delivered to the Company, or as may reasonably be requested by the Company at or prior to the Closing.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth on the Company's Disclosure Schedule (the "COMPANY'S DISCLOSURE SCHEDULE"), the Company represents and warrants to the Buyer that the statements contained in this ARTICLE IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

     4.1  ORGANIZATION, STANDING AND POWER.

     (a) The Company is a bank holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and the Company Bank is a stock savings bank under North Carolina Law. The Company Bank is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and subject to dollar limits under such Act, all deposits in the Company Bank are fully insured by the FDIC to the extent permitted by Law.

     (b) Each of the Company and its Subsidiaries is either a bank or a corporation, duly organized, validly existing and in good standing under the Laws of the State of North Carolina. Each of the Company and its Subsidiaries has the corporate or other applicable power and authority to carry on, in all Material respects, its businesses as now conducted and to own, lease and operate its Assets. Each of the Company and its Subsidiaries is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect on the Company.

     4.2  AUTHORITY; NO CONFLICTS.

     (a) Subject to required regulatory and shareholder approvals, the Company has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of the Company's obligations under this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action (and by Closing, all such shareholder action) in respect thereof on the part of the Company. The number of members of the Company's board of directors required by the Company's articles of incorporation so that the approval of 75% of the outstanding shares of the Company's voting stock is not required under the Company's articles of incorporation have approved the execution, delivery and performance of this Agreement and the Company's obligations under this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated herein. This Agreement represents a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of the articles of incorporation, charter, bylaws or any other similar governing document of the Company or any of its Subsidiaries, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of the Company or any of its Subsidiaries under, any Contract or Permit of the Company or any of its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Company, or (iii) subject to obtaining the requisite Consents referred to in Section 8.1(b) of this Agreement, violate any Law or Order applicable to the Company or any of its Subsidiaries or any of their respective Assets.

     (c) Other than in connection or compliance with the provisions of the Securities Laws and banking Regulatory Authorities, no notice to, filing with, or Consent of, any Governmental Authority is necessary for the consummation by the Company of the Merger and the other transactions contemplated in this Agreement.

     4.3  CAPITAL STOCK; SUBSIDIARIES.

     (a) The authorized capital stock of the Company consists of (a) 20,000,000 shares of common stock, no par value per share, of which 1,616,483 shares are issued and outstanding as of the date of this Agreement, and (b) 5,000,000 shares of Preferred Stock, no par value per share, none of which is issued and outstanding, and except for such 1,616,483 shares of common stock, there are no shares of capital stock or other equity securities of the Company outstanding. The authorized capital stock of the Company Bank consists of 100,000 shares of common stock, no par value per share, of which 1,000 shares are issued and outstanding as of the date of this Agreement and are owned and held by the Company, and except for such 1,000 shares of common stock, there are no shares of capital stock or other equity securities of the Company Bank outstanding.
Section 4.3 of the Company's Disclosure Schedule lists all of the Company's direct and indirect Subsidiaries other than the Company Bank as of the date of this Agreement. The Company or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each such Subsidiary.

     (b) All of the issued and outstanding shares of capital stock of the Company and its Subsidiaries are duly and validly issued and outstanding and are fully paid and nonassessable except to the extent otherwise required by applicable banking Laws. None of the outstanding shares of capital stock of the Company or any of its Subsidiaries has been issued in violation of any preemptive rights of the current or past shareholders of such Persons. Except as set forth on Section 4.3 of the Company's Disclosure Schedule, no equity securities of any Subsidiaries of the Company are or may become required to be issued (other than to the Company or any of its Subsidiaries) by reason of any Rights, and there are no Contracts by which the Company or any Subsidiary of the Company is bound to issue (other than to the Company or any of its Subsidiaries) additional shares of its capital stock or Rights or by which the Company or any of its Subsidiaries is or may be bound to transfer any shares of the capital stock of any Subsidiary of the Company (other than to the Company or any of its Subsidiaries). There are no equity securities reserved for any of the foregoing purposes, and there are no Contracts relating to the rights of the Company or any of its Subsidiaries to vote or to dispose of any shares of the capital stock of any Subsidiary of the Company.

     4.4  SEC FILINGS; COMPANY FINANCIAL STATEMENTS.

     (a) The Company has filed and made available to the Buyer all forms, reports, and documents required to be filed by the Company with the SEC since December 31, 1998 (collectively, the "COMPANY SEC REPORTS"). The Company SEC Reports (i) at the time filed, complied in all Material respects with the applicable requirements of the Securities Laws, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file any forms, reports, or other documents with the SEC.

     (b) Each of the Company Financial Statements (including, in each case, any related notes) contained in the Company SEC Reports, including any Company SEC Reports filed after the date of this Agreement until the Effective Time of the Merger, complied or will comply as to form in all Material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC), and fairly presented or will fairly present the consolidated financial position of the Company and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that were not or are not expected to be Material in amount or effect (except as may be indicated in such financial statements or notes thereto).

     4.5 ABSENCE OF UNDISCLOSED LIABILITIES. Neither the Company nor any of its Subsidiaries has any Liabilities that could reasonably be expected to have a Material Adverse Effect on the Company, except Liabilities that are accrued or reserved against in the consolidated balance sheets of the Company as of June 30, 2001, included in the Company Financial Statements or reflected in the notes thereto. Neither the Company nor any of its Subsidiaries has incurred or paid any Liability since June 30, 2001, except for (a) such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and (b) Liabilities that could not reasonably be expected to have a Material Adverse Effect on the Company. No facts or circumstances exist that could reasonably be expected to serve as the basis for any other Liabilities of the Company or any of its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Company.

     4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 2001, (i) there have been no events, changes, or occurrences that have had, or could reasonably be expected to have, a Material Adverse Effect on the Company, and (ii) each of the Company and its Subsidiaries has conducted in all Material respects its respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby).

     4.7  TAX MATTERS.

     (a) All Tax Returns required to be filed by or on behalf of any of Company and its Subsidiaries have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 2000, and, to the Knowledge of the Company, all Tax Returns filed are complete and accurate in all Material respects. All Tax Returns for periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time will be timely filed or requests for extensions will be timely filed. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that could reasonably be expected to have a Material Adverse Effec t on the Company, except to the extent reserved against in the Company Financial Statements dated prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

     (b) None of the Company or its Affiliates has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

     (c) Adequate provision for any Material Taxes due or to become due for the Company or any of its Affiliates for the period or periods through and including the date of the respective Company Financial Statements has been made and is reflected on such Company Financial Statements.

     (d) Each of the Company and its Subsidiaries is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code, except for any such instances of noncompliance and such omissions as could not reasonably be expected to have a Material Adverse Effect on the Company.

     (e) None of the Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Code.

     (f) There are no Material Liens with respect to Taxes upon any of the Assets of the Company and its Subsidiaries.

     (g) There has not been an ownership change, as defined in Code Section 382(g), of the Company and its Subsidiaries that occurred during any Taxable Period in which any of the Company and its Subsidiaries has incurred a net operating loss that carries over to another Taxable Period ending after December 31, 2000.

     (h) Neither the Company nor any of its Subsidiaries has filed any consent under Section 341(f) of the Code concerning collapsible corporations.

     (i) After the date of this Agreement, no Material election with respect to Taxes will be made without the prior consent of the Buyer, which consent will not be unreasonably withheld.

     (j) Neither the Company nor any of its Subsidiaries has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

     4.8 ASSETS. Each of the Company and its Subsidiaries has good and marketable title, free and clear of all Liens, to all of its Assets, except for Liens to secure public deposits, repurchase agreements and borrowings from the Federal Home Loan Bank in the ordinary course of business consistent with past practice. Except as could not reasonably be expected to have a Material Adverse Effect on the Company, all tangible properties used in the businesses of the Company and its Subsidiaries are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with past practice. Except as could not reasonably be expected to have a Material Adverse Effect on the Company, all Material Assets held under leases or subleases by any of the Company and its Subsidiaries are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. Each of the Company and its Subsidiaries currently maintain insurance in amounts, scope, and coverage reasonably necessary for its operations. None of the Company or its Subsidiaries has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be increased in any Material respect. The Assets of the Company and its Subsidiaries include all Assets required to operate in all Material respects their businesses taken as a whole as presently conducted.

     4.9 SECURITIES PORTFOLIO AND INVESTMENTS. All securities owned by the Company or any of its Subsidiaries (whether owned of record or beneficially) are held free and clear of all Liens that would impair the ability of the owner thereof to dispose freely of any such security and/or otherwise to realize the benefits of ownership thereof at any time, except for those Liens to secure public deposits, repurchase agreements and borrowings from the Federal Home Loan Bank in the ordinary course of business consistent with past practice and Liens that could not reasonably be expected to have a Material Adverse Effect on the Company. There are no voting trusts or other agreements or undertakings to which the Company or any of its Subsidiaries is a party with respect to the voting of any such securities. Except for fluctuations in the market values of United States Treasury and agency or municipal securities, since June 30, 2001, there has been no significant deterioration or Material adverse change in the quality, or any Material decrease in the value, of the securities portfolio of the Company and its Subsidiaries, taken as a whole.

     4.10 ENVIRONMENTAL MATTERS.

     (a) To the Knowledge of the Company, each of the Company and its Subsidiaries, their respective facilities and properties, and their respective Loan Collateral are, and have been, in compliance with all Environmental Laws, except those violations that could not reasonably be expected to have a Material Adverse Effect on the Company.

     (b) To the Knowledge of the Company, there is no Litigation pending or threatened before any court, governmental agency, or authority, or other forum in which any of the Company and its Subsidiaries or any of their respective facilities or properties has been or, with respect to threatened Litigation, may reasonably be expected to be, named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a site owned, leased, or operated by the Company or any of its Subsidiaries or any of their facilities or properties, except for such Litigation pending or threatened that could not reasonably be expected to have a Material Adverse Effect on the Company.

     (c) To the Knowledge of the Company, there is no Litigation pending or threatened before any court, governmental agency or authority or other forum in which any of its Loan Collateral (or the Company or any of its Subsidiaries in respect of such Loan Collateral) has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving Loan Collateral, except for such Litigation pending or threatened that could not reasonably be expected to have a Material Adverse Effect on the Company.

     (d) To the Knowledge of the Company, no facts exist that provide a reasonable basis for any Litigation of a type described in subsections (b) or
(c), except such as could not reasonably be expected to have a Material Adverse Effect on the Company.

     (e) To the Knowledge of the Company, during and prior to the period of (i) any of the Company's or its Subsidiaries' ownership or operation of any of their respective current properties, (ii) any of the Company's or its Subsidiaries' participation in the management of any facility or property, or (iii) any of the Company's or Subsidiaries' holding of a security interest in Loan Collateral, there have been no releases of Hazardous Material in, on, under, or affecting (or potentially affecting) such properties, except such as could not reasonably be expected to have a Material Adverse Effect on the Company.

     4.11 COMPLIANCE WITH LAWS. Each of the Company and its Subsidiaries has in effect all Permits necessary for it to own, lease, or operate its Material Assets and to carry on, in all Material respects, its business as now conducted, except for those Permits the absence of which could not reasonably be expected to have a Material Adverse Effect on the Company, and there has occurred no Default under any such Permit, other than Defaults that could not reasonably be expected to have a Material Adverse Effect on the Company. None of the Company or its Subsidiaries: (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations that could not reasonably be expected to have a Material Adverse Effect on the Company (provided that this clause (a) shall not apply to Environmental Laws, which are covered in Section 4.10 above); or (b) has received any notification or communication from any agency or department of federal, state, or local Government or any Regulatory Authority or the staff thereof (i) asserting that any of the Company and its Subsidiaries is not in compliance with any of the Laws or Orders that such Governmental Authority or Regulatory Authority enforces, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect on the Company, (ii) threatening to revoke any Permits, except where the revocation of which could not reasonably be expected to have a Material Adverse Effect on the Company, or
(iii) requiring the Company or any of its Subsidiaries (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any board or directors resolution or similar undertaking that restricts Materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     4.12 LABOR RELATIONS. Neither the Company nor any of its Subsidiaries is the subject of any Litigation asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is any of them a party to or bound by any collective bargaining agreement, Contract, or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving any of them, pending or, to the Knowledge of the Company, threatened, or to the Knowledge of the Company, is there any activity involving any of the Company's or its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     4.13 EMPLOYEE BENEFIT PLANS.

     (a) The Company has made available to the Buyer prior to the execution of this Agreement correct and complete copies in each case of all Company Benefits Plans.

     (b) All Company Benefit Plans are in compliance with the applicable terms of ERISA, the Code, and any other applicable Laws, except as could not reasonably be expected to have a Material Adverse Effect on the Company.

     (c) Neither the Company nor any of its Subsidiaries has an "obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3)and 3(37)(A)). Each "employee pension benefit plan," as defined in Section 3(2) of

ERISA, ever maintained by the Company or its Subsidiaries that was intended to qualify under Section 401(a) of the Code and with respect to which the Company or any of its Subsidiaries has any Liability, is disclosed as such in Section
4.13 of the Company's Disclosure Schedule.

     (d) The Company has made available to the Buyer prior to the execution of this Agreement correct and complete copies of the following documents: (i) all trust agreements or other funding arrangements for such Company Benefit Plans (including insurance contracts), and all amendments thereto, (ii) with respect to any such Company Benefit Plans or amendments, all determination letters, rulings, opinion letters, information letters, or advisory opinions issued by the Internal Revenue Service, the United States Department of Labor, or the Pension Benefit Guaranty Corporation after December 31, 1994, (iii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any Company Benefit Plan with respect to the three (3) most recent plan years, and (iv) the most recent summary plan descriptions and any Material modifications thereto.

     (e) Each Company ERISA Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and, to the Knowledge of the Company, there is no circumstance that will or could reasonably be expected to result in revocation of any such favorable determination letter or in such Plan's failure to be so qualified. Each trust created under any Company ERISA Plan has been determined to be exempt from Tax under Section 501(a) of the Code and the Company is not aware of any circumstance that will or could reasonably be expected to result in revocation of such exemption. With respect to each such Company Benefit Plan, to the Knowledge of the Company, no event has occurred that will or could reasonably be expected to give rise to a loss of any intended Tax consequences under the Code or to any Tax under Section 511 of the Code that could reasonably be expected to have a Material Adverse Effect on the Company. There is no Material Litigation pending or, to the Knowledge of the Company, threatened relating to any Company ERISA Plan.

     (f) Neither the Company nor any of its Affiliates has engaged in a transaction with respect to any Company Benefit Plan that, assuming the Taxable Period of such transaction expired as of the date of this Agreement, would subject the Company or any of its Affiliates to a Material tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in amounts that could reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company or any of its Affiliates nor any administrator or fiduciary of any Company Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner, that could subject the Company or any of its Affiliates to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary, or other duty under ERISA, where such Liability could reasonably be expected to have a Material Adverse Effect on the Company. No oral or written representation or communication with respect to any aspect of the Company Benefit Plans has been made to employees of the Company or any of its Affiliates that is not in accordance with the written or otherwise preexisting terms and provisions of such plans, except where any Liability with respect to such representation or disclosure could not reasonably be expected to have a Material Adverse Effect on the Company.

     (g) Neither the Company nor any of its Affiliates maintains or has ever maintained a Company Pension Plan.

     (h) Neither the Company nor any of its Affiliates has any Material obligation for retiree health and retiree life benefits under any of the Company Benefit Plans other than with respect to benefit coverage mandated by applicable Law.

     (i) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, by themselves, (i) result in any Material payment (including without limitation severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of the Company or it Affiliates from the Company or any of its Affiliates under any Company Benefit Plan or otherwise, (ii) Materially increase any benefit otherwise payable under any Company Benefit Plan, or (iii) result in any acceleration of the time of any Material payment or vesting of any Material benefit.

     4.14 MATERIAL CONTRACTS. None of the Company or its Subsidiaries, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract, (ii) any Contract relating to the borrowing of money by the Company or its Subsidiaries or the guarantee by the Company or its Subsidiaries of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Reserve or Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (iii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-KSB filed by the Company with the SEC as of the date of this Agreement that has not been filed or incorporated by reference as an exhibit to the Company's Form 10-KSB filed for the fiscal year ended December 31, 2000, or in another SEC Document and identified to the Buyer (together with all Contracts referred to in Sections 4.8 and 4.13(a) of this Agreement, the "COMPANY CONTRACTS"). With respect to each Company Contract, except as could not reasonably be expected to have a Material Adverse Effect on the Company: (i) the Contract is in full force and effect; (ii) none of the Company or its Subsidiaries is in Default thereunder; (iii) neither the Company nor any of its Subsidiaries has repudiated or waived any Material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of the Company, in Default in any respect, or has repudiated or waived any provision thereunder. Except for Federal Reserve and Federal Home Loan Bank advances, all of the indebtedness of the Company and its Subsidiaries for money borrowed (not including deposit Liabilities) is prepayable at any time without penalty or premium.

     4.15 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, or against any Asset, employee benefit plan, interest, or right of any of them, except as could not reasonably be expected to have a Material Adverse Effect on the Company, nor are there any Orders of any Regulatory Authorities, other Governmental Authorities, or arbitrators outstanding against any the Company or its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Company. There is no Litigation to which the Company or any of its subsidiaries is a party that names the Company or any of its Subsidiaries as a defendant or cross-defendant and where the maximum exposure is estimated to be $25,000 or more.

     4.16 REPORTS. Since December 31, 1998, or the date of organization if later, each of the Company and its Subsidiaries has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities, except failures to file that could not reasonably be expected to have a

Material Adverse Effect on the Company. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied with all applicable Laws, except noncompliance that could not reasonably be expected to have a Material Adverse Effect on the Company.

     4.17 REGISTRATION STATEMENT; JOINT PROXY STATEMENT. Subject to the accuracy of the representations contained in Section 5.15, the information supplied by the Company or its Subsidiaries for inclusion in the registration statement (the "REGISTRATION STATEMENT") covering the shares of the Buyer's Stock to be issued pursuant to this Agreement shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a Material fact or omit to state any Material fact required to be stated therein or necessary to make the statements therein not misleading. The information supplied by or on behalf of the Company and its Subsidiaries for inclusion in the joint proxy statement/prospectus to be sent to the shareholders of the Company and the Buyer to consider, at special meetings (the "COMPANY SHAREHOLDER MEETINGS"), the Merger (such proxy statement/prospectus as amended or supplemented is referred to herein as the "JOINT PROXY STATEMENT") will not, on the date the Joint Proxy Statement is first mailed to shareholders, at the time of each of the Company Shareholder Meetings and at the Effective Time of the Merger, contain any untrue statement of a Material fact or omit to state any Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time of the Merger any event relating to the Company or its Subsidiaries or any of their Affiliates, officers or directors should be discovered by the Company or its Subsidiaries that should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, the Company will promptly inform the Buyer. The Joint Proxy Statement shall comply in all Material respects with the requirements of the Securities Laws and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by the Buyer and its Subsidiaries and Affiliates that is contained or incorporated by reference in, or furnished in connection with the preparation of, the Registration Statement or the Joint Proxy Statement.

     4.18 ACCOUNTING, TAX, AND REGULATORY MATTERS. To the Knowledge of the Company, none of the Company or any of its Subsidiaries has taken or agreed to take any action, that could not reasonably be expected to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (ii) Materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1(b) of this Agreement.

     4.19 STATE TAKEOVER LAWS. Each of the Company and its Subsidiaries has taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable "moratorium," "control share," "fair price," "business combination," or other anti-takeover laws and regulations of the State of North Carolina.

     4.20 CHARTER PROVISIONS. Each of the Company and its Subsidiaries has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the articles of incorporation, bylaws, or other governing instruments of any of them or restrict or impair the ability of the Buyer or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, the capital stock of the Company or any of its Subsidiaries that may be directly or indirectly acquired or controlled by it.

     4.21 RECORDS. Complete and accurate copies of the articles of incorporation or charter and bylaws of each of the Company and its Subsidiaries have been made available to the Buyer. The stock book of each such Person contains, in all Material respects, complete and accurate records of the record share ownership of the issued and outstanding shares of stock thereof.

     4.22 DERIVATIVES. All interest rate swaps, caps, floors, option agreements, futures and forward contracts, and other similar risk management arrangements, whether entered into for the account of the Company or it Affiliates or their customers were entered into (i) in accordance with prudent business practices and all applicable Laws, and (ii) with counterparties believed to be financially responsible.

     4.23 CERTAIN REGULATED BUSINESSES. Neither the Company nor any of its Subsidiaries is an "investment company" as defined in the Investment Company Act of 1940, as amended, nor is it a "public utility holding company" as defined in the Public Utility Holding Company Act of 1935, as amended.

     4.24 COMMISSIONS. No broker, finder or other Person is entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby by reason of any action taken by the Company, any of its Subsidiaries or any of the Company's shareholders.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     Except as set forth on the Buyer's Disclosure Schedule (the "BUYER'S DISCLOSURE SCHEDULE"), the Buyer represents and warrants to the Company that the statements contained in this ARTICLE V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

     5.1  ORGANIZATION, STANDING AND POWER.

     (a) The Buyer is a financial holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and/or other applicable Law, and the Buyer Bank is a bank under North Carolina Law. The Buyer Bank is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and subject to dollar limits under such Act, all deposits in the Buyer Bank are fully insured by the FDIC to the extent permitted by Law.

     (b) Each of the Buyer and its Subsidiaries is either a corporation or a bank duly organized, validly existing and in good standing under the Laws of the State of North Carolina, and has the corporate power and authority to carry on, in all Material respects, its businesses as now conducted and to own, lease and operate its Assets. Each of the Buyer and its Subsidiaries is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed except for such jurisdiction, in which the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect on the Buyer.

     5.2  AUTHORITY; NO CONFLICTS.

     (a) Subject to required regulatory and shareholder approvals, the Buyer has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of and performance of its obligations under this Agreement and the other documents contemplated hereby, and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action (and by Closing, all such shareholder action) in respect thereof on the part of the Buyer. This Agreement represents a legal, valid, and binding obligation of the Buyer, enforceable against it in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement by the Buyer, nor the consummation by the Buyer of the transactions contemplated hereby, nor compliance by the Buyer with any of the provisions hereof will (i) conflict with or result in a breach of any provision of the articles of incorporation or bylaws of the Buyer or any of its Subsidiaries, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of the Buyer or any of its Subsidiaries under, any Contract or Permit of the Buyer or any of its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Buyer, or (iii) subject to obtaining the requisite Consents referred to in Section 8.1(b) of this Agreement, violate any Law or Order applicable to the Buyer or any of its Subsidiaries or any of their respective Assets.

     (c) Other than in connection or compliance with the provisions of the Securities Laws and banking Regulatory Authorities, no notice to, filing with, or Consent of, any Governmental Authority is necessary for the consummation by the Buyer of the Merger and the other transactions contemplated in this Agreement.

     5.3  BUYER'S STOCK; SUBSIDIARIES.

     (a) The authorized capital stock of the Buyer consists of 20,000,000 shares of common stock, no par value per share, of which 3,622,239 shares are issued and outstanding as of the date of this Agreement, and except for such shares, there are no shares of capital stock of the Buyer outstanding. The authorized capital stock of the Buyer Bank consists of 20,000,000 shares of common stock, $5.00 par value per share, of which 2,477,651 shares are issued and outstanding as of the date of this Agreement, and except for such shares, there are no shares of capital stock of the Buyer Bank outstanding. The Buyer owns all of the issued and outstanding shares of capital stock of the Buyer Bank and its other Subsidiaries, and no shares of capital stock of the Buyer Bank or such other Subsidiaries are owned by any other Person. Section 5.3 of the Buyer's Disclosure Schedule lists all of the Buyer's direct and indirect Subsidiaries other than the Buyer Bank as of the date of this Agreement. The Buyer or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each such Subsidiaries.

     (b) All of the issued and outstanding shares of capital stock of the Buyer and its Subsidiaries are duly and validly issued and outstanding and are fully paid and nonassessable, except to the extent otherwise required by the North Carolina General Statutes 53-42 or other applicable banking Law. Shares of the Buyer's Stock to be issued hereunder are duly authorized and, upon issuance, will be validly issued and outstanding and fully paid and nonassessable, free and clear of any Liens, pledges or encumbrances. None of the outstanding shares of capital stock of the Buyer or any of its Subsidiaries has been issued in violation of any preemptive rights of the current or past shareholders of such Persons, and none of the shares of the Buyer's Stock to be issued pursuant to this Agreement will be issued in violation of any preemptive rights of the current or past shareholders of the Buyer.

     5.4  SEC FILINGS; BUYER FINANCIAL STATEMENTS.

     (a) The Buyer has filed and made available to the Company all forms, reports, and documents required to be filed by the Buyer with the SEC since December 31, 1998 (collectively, the "BUYER SEC REPORTS"). The Buyer SEC Reports (i) at the time filed, complied in all Material respects with the applicable requirements of the Securities Laws, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such Buyer SEC Reports or necessary in order to make the statements in such Buyer SEC Reports, in light of the circumstances under which they were made, not misleading. None of the Buyer's Subsidiaries is required to file any forms, reports, or other documents with the SEC.

     (b) Each of the Buyer Financial Statements (including, in each case, any related notes) contained in the Buyer SEC Reports, including any Buyer SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all Material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented or will fairly present the consolidated financial position of the Buyer and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that were not or are not expected to be Material in amount or effect (except as may be indicated in such financial statements or notes thereto).

     5.5 ABSENCE OF UNDISCLOSED LIABILITIES. Neither the Buyer nor any of its Subsidiaries has any Liabilities that could reasonably be expected to have a Material Adverse Effect on the Buyer, except Liabilities that are accrued or reserved against in the consolidated balance sheets of the Buyer as of June 30, 2001, included in the Buyer Financial Statements or reflected in the notes thereto and except for Liabilities incurred in the ordinary course of business subsequent to June 30, 2001. Neither the Buyer nor any of its Subsidiaries has incurred or paid any Liability since June 30, 2001, except for (a) such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and (b) Liabilities that could not reasonably be expected to have a Material Adverse Effect on the Buyer. No facts or circumstances exist that could reasonably be expected to serve as the basis for any other Liabilities of the Buyer or any of its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Buyer.

     5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 2001, (i) there have been no events, changes, or occurrences that have had, or could reasonably be expected to have, a Material Adverse Effect on the Buyer, and (ii) each of the Buyer and its Subsidiaries has conducted, in all Material respects, its respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby).

     5.7  TAX MATTERS.

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     (a) All Tax Returns required to be filed by or on behalf of any of the
Buyer and its Subsidiaries have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 2000, and, to the Knowledge of the Buyer, all Tax Returns filed are complete and accurate in all Material respects. All Tax Returns for periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time will be timely filed or requests for extensions will be timely filed. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that could reasonably be expected to have a Material Adverse Effect on the Buyer, except to the extent reserved against in the Buyer Financial Statements dated prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

     (b) None of the Buyer or its Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

     (c) Adequate provision for any Material Taxes due or to become due for any of the Buyer or its Subsidiaries for the period or periods through and including the date of the respective Buyer Financial Statements has been made and is reflected on such Buyer Financial Statements.

     (d) Each of the Buyer and its Subsidiaries is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code, except for any such instances of noncompliance and such omissions as could not reasonably be expected to have a Material Adverse Effect on the Buyer.

     (e) None of the Buyer and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Code.

     (f) There are no Material Liens with respect to Taxes upon any of the Assets of the Buyer and its Subsidiaries.

     (g) There has not been an ownership change, as defined in Code Section 382(g), of the Buyer and its Subsidiaries that occurred during any Taxable Period in which any of the Buyer and its Subsidiaries has incurred a net operating loss that carries over to another Taxable Period ending after December 31, 2000.

     (h) Neither the Buyer nor any of its Subsidiaries has filed any consent under Section 341(f) of the Code concerning collapsible corporations.

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     (i) After the date of this Agreement, no Material election with respect to
Taxes will be made without the prior consent of the Company, which consent will not be unreasonably withheld.

     (j) Neither the Buyer nor any of its Subsidiaries has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

     5.8 ASSETS. Each of the Buyer and its Subsidiaries have good and marketable title, free and clear of all Liens, to all of their respective Assets except for Liens to secure public deposits, repurchase agreements and borrowings from the Federal Home Loan Bank, in the ordinary course of business. Except as could not reasonably be expected to have a Material Adverse Effect on the Buyer, all tangible properties used in the businesses of the Buyer and its Subsidiaries are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with each of their past practices. Except as could not reasonably be expected to have a Material Adverse Effect on the Buyer, all Material Assets held under leases or subleases by any of the Buyer and its Subsidiaries are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. Each of the Buyer and its Subsidiaries currently maintain insurance in amounts, scope, and coverage reasonably necessary for their operations. None of the Buyer or its Subsidiaries has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be increased in any Material respect. The Assets of the Buyer and its Subsidiaries include all Assets required to operate in all Material respects their businesses taken as a whole as presently conducted.

     5.9 SECURITIES PORTFOLIO AND INVESTMENTS. All securities owned by the Buyer or any of its Subsidiaries (whether owned of record or beneficially) are held free and clear of all Liens that would impair the ability of the owner thereof to dispose freely of any such security and/or otherwise to realize the benefits of ownership thereof at any time, except for those Liens to secure public deposits, repurchase agreements and borrowings from the Federal Home Loan Bank, in the ordinary course of business consistent with past practice and those Liens that could not reasonably be expected to have a Material Adverse Effect on the Buyer. There are no voting trusts or other agreements or undertakings to which the Buyer or any of its Subsidiaries is a party with respect to the voting of any such securities. Except for fluctuations in the market values of United States Treasury and agency or municipal securities, since June 30, 2001, there has been no significant deterioration or Material adverse change in the quality, or any Material decrease in the value, of the securities portfolio of the Buyer and its Subsidiaries, taken as a whole.

     5.10 ENVIRONMENTAL MATTERS.

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

     (a) To the Knowledge of the Buyer, each of the Buyer and its Subsidiaries, their respective facilities and properties, and their respective Loan Collateral are, and have been, in compliance with all Environmental Laws, except those violations that could not reasonably be expected to have a Material Adverse Effect on the Buyer.

     (b) To the Knowledge of the Buyer, there is no Litigation pending or threatened before any court, governmental agency, or authority, or other forum in which any of the Buyer and its Subsidiaries or any of their respective facilities and properties has been or, with respect to threatened Litigation, may reasonably be expected to be, named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a site owned, leased, or operated by the Buyer or any of its Subsidiaries or any of their facilities or properties, except for such Litigation pending or threatened that could not reasonably be expected to have a Material Adverse Effect on the Buyer.

     (c) To the Knowledge of the Buyer, there is no Litigation pending or threatened before any court, governmental agency, or authority, or other forum in which any of its Loan Collateral (or the Buyer or any of its Subsidiaries in respect of such Loan Collateral) has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving Loan Collateral, except for such Litigation pending or threatened that could not reasonably be expected to have a Material Adverse Effect on the Buyer.

     (d) To the Knowledge of the Buyer, no facts exist that provide a reasonable basis for any Litigation of a type described in subsections (b) or (c), except such could not reasonably be expected to have a Material Adverse Effect on the Buyer.

     (e) To the Knowledge of the Buyer, during and prior to the period of (i) any of the Buyer's or its Subsidiaries' ownership or operation of any of their respective current properties, (ii) any of the Buyer's or its Subsidiaries' participation in the management of any facility of property, or (iii) any of the Buyer's or Subsidiaries' holding of a security interest in Loan Collateral, there have been no releases of Hazardous Material in, on, under, or affecting (or potentially affecting) such properties, except such as could not reasonably be expected to have a Material Adverse Effect on the Buyer.

     5.11 COMPLIANCE WITH LAWS. Each of the Buyer and its Subsidiaries has in effect all Permits necessary for it to own, lease, or operate its Material Assets and to carry on, in all Material respects, its business as now conducted, except for those Permits the absence of which could not reasonably be expected to have a Material Adverse Effect on the Buyer, and there has occurred no Default under any such Permit, other than Defaults that could not reasonably be expected to have a Material Adverse Effect on the Buyer. None of the Buyer or its Subsidiaries: (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations that could not reasonably be expected to have a Material Adverse Effect on the Buyer (provided that this clause (a) shall not apply to Environmental Laws, which are covered in Section 5.10 above); or
(b) has received any notification or communication from any agency or department of federal, state, or local Government or any Regulatory Authority or the staff thereof (i) asserting that any of the Buyer and its Subsidiaries is not in compliance with any of the Laws or Orders that such Governmental Authority or Regulatory Authority enforces, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect on the Buyer, (ii) threatening to revoke any Permits, except where the revocation of which could not reasonably be expected to have a Material Adverse Effect on the Buyer, or
(iii) requiring the Buyer or any of its Subsidiaries (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any board or directors resolution or similar undertaking that restricts Materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     5.12 LABOR RELATIONS. Neither the Buyer nor any of its Subsidiaries is the subject of any Litigation asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is any of them a party to or bound by any collective bargaining agreement, Contract, or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving any of them, pending or, to the Knowledge of the Buyer, threatened, or to the Knowledge of the Buyer, is there any activity involving any of the Buyer's or its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     5.13 EMPLOYEE BENEFIT PLANS.

     (a) The Buyer has made available to the Company prior to the execution of this Agreement correct and complete copies in each case of all Buyer Benefits Plans.

     (b) All Buyer Benefit Plans are in compliance with the applicable terms of ERISA, the Code, and any other applicable Laws, except as could not reasonably be expected to have a Material Adverse Effect on the Buyer.

     (c) Neither the Buyer nor any of its Subsidiaries has an "obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3)and 3(37)(A)). Each "employee pension benefit plan," as defined in Section 3(2) of ERISA, ever maintained by the Buyer or its Subsidiaries that was intended to qualify under Section 401(a) of the Code and with respect to which the Buyer or any of its Subsidiaries has any Liability, is disclosed as such in Section 5.13 of the Buyer's Disclosure Schedule.

     (d) Each Buyer ERISA Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and, to the Knowledge of the Buyer, there is no circumstance that will or could reasonably be expected to result in revocation of any such favorable determination letter or in such Plan's failure to be so qualified. Each trust created under any Buyer ERISA Plan has been determined to be exempt from Tax under Section 501(a) of the Code and the Buyer is not aware of any circumstance that will or could reasonably be expected to result in revocation of such exemption. With respect to each such Buyer Benefit Plan, to the Knowledge of the Buyer, no event has occurred that will or could reasonably be expected to give rise to a loss of any intended Tax consequences under the Code or to any Tax under Section 511 of the Code that could reasonably be expected to have a Material Adverse Effect on the Buyer. There is no Material Litigation pending or, to the Knowledge of the Buyer, threatened relating to any Buyer ERISA Plan.

     (e) Neither the Buyer nor any of its Affiliates has engaged in a transaction with respect to any Buyer Benefit Plan that, assuming the Taxable Period of such transaction expired as of the date of this Agreement, would subject the Buyer or any of its Affiliates to a Material tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in amounts that could reasonably be expected to have a Material Adverse Effect on the Buyer. Neither the Buyer or any of its Affiliates nor any administrator or fiduciary of any Buyer Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner, that could subject the Buyer or any of its Affiliates to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary, or other duty under ERISA, where such Liability could reasonably be expected to have a Material Adverse Effect on the Buyer. No oral or written representation or communication with respect to any aspect of the Buyer Benefit Plans has been made to employees of the Buyer or any of its Affiliates that is not in accordance with the written or otherwise preexisting terms and provisions of such plans, except where any Liability with respect to such representation or disclosure could not reasonably be expected to have a Material Adverse Effect on the Buyer.

     (f) Neither the Buyer nor any of its Affiliates maintains or has ever maintained a Buyer Pension Plan.

     (g) Neither the Buyer nor any of its Affiliates has any Material obligation for retiree health and retiree life benefits under any of the Buyer Benefit Plans other than with respect to benefit coverage mandated by applicable Law.

     (h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, by themselves, (i) result in any Material payment (including without limitation severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of the Buyer or its Affiliates from the Buyer or any of its Affiliates under any Buyer Benefit Plan or otherwise, (ii) Materially increase any benefit otherwise payable under any Buyer Benefit Plan, or (iii) result in any acceleration of the time of any Material payment or vesting of any Material benefit.

     5.14 MATERIAL CONTRACTS. None of the Buyer or its Subsidiaries, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under any Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by the Buyer with the SEC as of the date of this Agreement that has not been filed or incorporated by reference as an exhibit to the Buyer's Form 10-K filed for

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

the fiscal year ended December 31, 2000, or in another SEC Document and identified to the Company.

     5.15 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of the Buyer, threatened against the Buyer or any of its Subsidiaries, or against any Asset, employee benefit plan, interest, or right of any of them, except as could not reasonably be expected to have a Material Adverse Effect on the Buyer, nor are there any Orders of any Regulatory Authorities, other Governmental Authorities, or arbitrators outstanding against any the Buyer or its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Buyer. There is no Litigation as of the date of this Agreement to which the Buyer or any of its Subsidiaries is a party and that names the Buyer or any of its Subsidiaries as a defendant or cross-defendant and where the maximum exposure is estimated to be $25,000 or more.

     5.16 REPORTS. Since December 31, 1998, or the date of organization if later, each of the Buyer and its Subsidiaries has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities, except failures to file that could not reasonably be expected to have a Material Adverse Effect on the Buyer. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied with all applicable Laws, except noncompliance that could not reasonably be expected to have a Material Adverse Effect on the Buyer

     5.17 REGISTRATION STATEMENT; JOINT PROXY STATEMENT. Subject to the accuracy of the representations contained in Section 4.17, the information supplied by the Buyer and its Subsidiaries for inclusion in the Registration Statement shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a Material fact or omit to state any Material fact required to be stated therein or necessary to make the statements therein not misleading. The information supplied by the Buyer and its Subsidiaries for inclusion in the Joint Proxy Statement will not, on the date the Joint Proxy Statement/Prospectus is first mailed to shareholders, at the time each of the Shareholder Meetings and at the Effective Time of the Merger, contain any untrue statement of a Material fact or omit to state any Material fact necessary to make the statements therein, in light of circumstances under which they were made, not misleading. If at any time prior to the Effective Time of the Merger any event relating to the Buyer or the Buyer Bank or any of their Affiliates, officers or directors should be discovered by the Buyer or any of its Subsidiaries that should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, the Buyer or the Buyer Bank will promptly inform the Company. The Joint Proxy Statement shall comply in all Material respects with the requirements of the Securities Laws. Notwithstanding the foregoing, the Buyer makes no representation or warranty with respect to any information supplied by the Company and its Subsidiaries that is contained or incorporated by reference in, or furnished in connection with the preparation of, the Registration Statement or the Joint Proxy Statement.

     5.18 ACCOUNTING, TAX, AND REGULATORY MATTERS. To the Knowledge

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

of the Buyer, none of the Buyer or any of its Subsidiaries has taken or agreed to take any action, that could reasonably be expected to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (ii) Materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1(b) of this Agreement.

     5.19 COMMISSIONS. No broker, finder or other Person is entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby by reason of any action taken by the Buyer, any of its Subsidiaries or any of the Buyer's shareholders.

     5.20 DERIVATIVES. All interest rate swaps, caps, floors, option agreements, futures and forward contracts, and other similar risk management arrangements, whether entered into for the account of the Buyer or it Affiliates or their customers were entered into (i) in accordance with prudent business practices and all applicable Laws, and (ii) with counterparties believed to be financially responsible.

     5.21 RECORDS. Complete and accurate copies of the articles of incorporation or charter and bylaws of each of the Buyer and its Subsidiaries have been made available to the Company. The stock book of each such Person contains, in all Material respects, complete and accurate records of the record share ownership of the issued and outstanding shares of stock thereof.

     5.22 CERTAIN REGULATED BUSINESSES. Neither the Buyer nor any of its Subsidiaries is an "investment company" as defined in the Investment Company Act of 1940, as amended, nor is it a "public utility holding company" as defined in the Public Utility Holding Company Act of 1935, as amended.

                                   ARTICLE VI

                                    COVENANTS

     6.1  COVENANTS OF THE COMPANY.

     (a) Ordinary Conduct of Business. Except as otherwise expressly permitted by this Agreement, the Company will, and will cause its Subsidiaries (including the Company Bank) to, from the date of this Agreement to the Closing, conduct its business in the ordinary course in substantially the same manner as presently conducted and make reasonable commercial efforts consistent with past practices to preserve its relationships with other Persons. Additionally, except as otherwise contemplated by this Agreement or as set forth on Section 6.1(a) of the Company's Disclosure Schedule, the Company will not, and it will not permit its Subsidiaries (including the Company Bank) to, do any of the following without the prior written consent of the Buyer:

          (i) amend its governing documents;


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

          (ii) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver any stock or stock options or other equity equivalents of any class or any other of its securities (other than the issuance of any Company Shares pursuant to the exercise of options set forth on Section 4.3 of the Company's Disclosure Schedule), or amend any of the terms of any securities outstanding as of the date hereof;

          (iii) (A) split, combine or reclassify any shares of its capital stock, (B) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock (except for regular quarterly cash dividends paid in accordance with past practice at the rate of $0.115 per share, including the payment of any quarterly dividend in the amount of $0.115 per share as is necessary to prevent the Company's shareholders from failing to receive a quarterly dividend from either the Company or the Buyer during any particular calendar quarter and except for the dividend described in
     Section 8.1(i)), or (C) redeem or otherwise acquire any of its securities;

          (iv) (A) incur or assume any long-term debt or issue any debt securities or, except under existing lines of credit and in amounts not Material to it, incur or assume any short-term debt other than in the ordinary course of business and except as may be necessary to allow payment of the dividend described in Section 8.1(i), (B) other than in the ordinary course of business consistent with past practice assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, (C) make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course and consistent with past practice up to an amount per loan of $250,000, pledge or otherwise encumber shares of its capital stock, or (D) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any Lien thereupon, other than Liens permitted by the proviso clause in the definition of Liens and Liens created or existing in the ordinary course of business consistent with past practice;

          (v) except as required by Law or as contemplated herein, adopt or amend any Benefit Plan;

          (vi) grant to any director or executive officer or employee any stock options or increase in his or her compensation (except in the ordinary course of business consistent with past practice) or pay or agree to pay to any such person other than in the ordinary course of business any bonus, severance or termination payment, specifically including any such payment that becomes payable upon the termination of such person by it or Buyer after the Closing; provided, however, that Company may establish a paid "stay plan" in an amount not to exceed $45,000 in the aggregate, the distribution of which will be jointly agreed upon by the Buyer and the Company;

          (vii) enter into or amend any employment Contract (including any termination agreement), except that any automatic renewals contained in currently existing contracts and agreements shall be allowed and compensation payable under employment Contracts may be increased in the ordinary course of business consistent with past practice;

          (viii) acquire, sell, lease or dispose of any assets outside the ordinary course of business, or any other assets that in the aggregate are Material to it, or acquire any Person (or division thereof), any equity interest therein or the assets thereof outside the ordinary course of business;

          (ix) change or modify any of the accounting principles or practices used by it or revalue in any Material respect any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practices or as required by GAAP or any Regulatory Authority;

          (x) (A) enter into, cancel or modify any Contract (other than loans, advances, capital contributions or investments permitted by subclause
     (iv)(C) of this Section 6.1) other than in the ordinary course of business consistent with past practices, but not in any event involving an amount in excess of $10,000; (B) authorize or make any capital expenditure or expenditures that, individually or in the aggregate, are in excess of $10,000; or (C) enter into or amend any Contract with respect to any of the foregoing;

          (xi) pay, discharge or satisfy, cancel, waive or modify any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in or contemplated by the Company Financial Statements, or incurred in the ordinary course of business consistent with past practices;

          (xii) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

          (xiii) take, or agree in writing or otherwise to take, any action that would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or result in any of the conditions set forth in this Agreement not being satisfied; or

          (xiv) agree, whether in writing or otherwise, to do any of the foregoing.

     (b) Consents. The Company will exercise its best efforts to obtain such Consents as may be necessary or desirable for the consummation of the transactions contemplated hereby from the appropriate parties to those Contracts listed on Section 4.2 of the Company's Disclosure Schedule such that such Contracts shall survive the Merger and not be breached thereby.

     (c) Acquisition Proposals. Any offer or proposal by any Person or group concerning any tender or exchange offer, proposal for a merger, share exchange, recapitalization, consolidation or other business combination involving the Company or any of its Subsidiaries or divisions of any of the foregoing, or any proposal or offer to acquire in any manner, directly or indirectly, more than a thirty percent (30%) equity interest in, or more than thirty percent (30%) of the consolidated assets of, the Company and its Subsidiaries, other than pursuant to the transactions contemplated by this Agreement, is hereby defined as an "ACQUISITION PROPOSAL". Unless this Agreement is terminated, the Company shall not, and shall not permit any of its Subsidiaries to, permit any of their respective officers, directors, affiliates, representatives or agents to, directly or indirectly, (a) take any action to solicit, initiate or encourage any Acquisition Proposal, or (b) participate in any discussions or negotiations with or encourage any effort or attempt by any other Person or take any other action to facilitate an Acquisition Proposal. From and after the date hereof, the Company and its Subsidiaries and all officers, directors, employees of, and all investment bankers, attorneys and other advisors and representatives of, the Company and its Affiliates shall cease doing any of the foregoing. Notwithstanding the foregoing, the Company or any such Persons may, directly or indirectly, subject to a confidentiality agreement containing customary terms, furnish to any party information and access in response to a request for information or access made incident to an unsolicited written Acquisition Proposal setting forth a Superior Proposal made after the date hereof and may participate in discussions and negotiate with such party concerning any written Superior Proposal made after the date hereof, not recommend shareholder approval of the Merger and terminate this Agreement as provided in Section 9.1(g) (provided that neither the Company nor any such Person, after the date hereof, solicited, initiated or encouraged such Acquisition Proposal), if the board of directors of the Company shall have determined in its good faith judgment based upon the written opinion of outside counsel reasonably acceptable to the Buyer (which shall in any event include Brooks Pierce McLendon Humphrey & Leonard, L.L.P.) that failing to take such action would violate the directors' fiduciary duties under applicable law. Unless this Agreement has been terminated, the board of directors of the Company shall notify the Buyer immediately if any Acquisition Proposal is received by the Company, or if any information is requested from, or if any requests for negotiations or discussion is sought to be initiated or continued with the Company or any such Person and shall in such notice indicate in reasonable detail the identity of the offeror and the terms and conditions of such Acquisition Proposal, information request, negotiations or discussions and shall keep the Buyer promptly advised of all Material developments that could culminate in the board of directors withdrawing, modifying or amending its recommendation of the Merger and the other transactions contemplated by this Agreement. Unless this Agreement has been terminated, neither the Company nor any of its Subsidiaries shall waive or modify any provisions contained in any confidentiality agreement entered into relating to a possible acquisition (whether by merger, stock purchase, asset purchase or otherwise) or recapitalization of the Company or any of its Affiliates.

     (d) Shareholder Approval. Subject to Section 6.1(c), the Company will, at the earliest practicable date, hold a meeting of its shareholders for the purpose of approving the Merger. In connection with such shareholder meeting, subject to Section 6.1(c), the Company's board of directors will recommend to the Company's shareholders such approval.

     (e) Affiliates' Letters. Within 60 days of the date hereof, each shareholder of the Company who is also an officer, director or ten percent shareholder of the Company and who will become an "affiliate" of the Buyer (as defined in the Rule 144(a) under the Securities Act of 1933, as amended) as a result of the Merger shall have executed and delivered a commitment and undertaking in a form reasonably acceptable to Buyer (the "AFFILIATES' AGREEMENT") relating to restrictions on shares of the Buyer's Stock to be received by such officers, directors and ten percent shareholders of the Company pursuant to this Agreement. Certificates for the shares of the Buyer's Stock issued to such officers, directors and ten percent shareholders shall bear a restrictive legend (substantially in the form as shall be set forth in the Affiliates' Agreement) with respect to the restrictions applicable to such shares.

     (f) Loan Loss Reserve. To the extent permitted by GAAP, regulatory accounting requirements and other applicable Laws, immediately prior to the Effective Time of the Merger, the Company shall increase its loan loss reserve to an amount satisfactory to Buyer in its reasonable discretion, provided, however, that such action by the Company shall not be deemed a default by the Company of any provision of this Agreement.

     (g) Expenses Prior to Effective Time. To the extent permitted by GAAP, regulatory accounting requirements and other applicable Laws, the Company shall establish accruals, or make payments for fees, costs and other expenses incurred in connection with the Merger and other expenses and fees incurred by the Company and the Company Bank immediately prior to the Effective Time of the Merger. Such action by the Company shall not be deemed a default hereunder.

     (h) Extraordinary Dividend. The Company and the Company Bank shall use their reasonable best efforts to obtain any consents or non-objections as may be required for the Company Bank to pay the dividend described in Section 8.3(h).

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

     6.2  COVENANTS OF THE BUYER.

     (a) Reservation of Shares of the Buyer's Stock. The Buyer shall reserve for issuance a sufficient number of shares of the Buyer's Stock to cover the issuances of such stock required hereby.

     (b) Directors.

          (i) Effective at the Effective Time of the Merger, the Buyer shall cause 13 of its 19 directors to resign and shall cause William R. Gilliam to be appointed as a Class II member and, for a period of at least two years, Vice Chairman of the board of directors of the Buyer and two other members of the Company's current board of directors agreed upon by the Company and Buyer to be appointed as Class I and Class III members of the board of directors of the Buyer, but conditional upon obtaining any necessary regulatory approvals. Thereafter, such designated persons shall be subject to the same nomination and election procedures as the other directors on the board of the Buyer.

          (ii) Subsequent to the Merger, if and when a merger between the Company Bank and the Buyer Bank is effected with the Buyer Bank as the surviving corporation, the Buyer shall cause William R. Gilliam to be elected or appointed as a member and Vice Chairman of the board of directors of the Buyer Bank and four other members of the Company's current board of directors (including the two members other than William R. Gilliam appointed or elected to the Buyer's board of directors) mutually agreed upon by the Company and the Buyer to be appointed or elected as members of the board of directors of the Buyer Bank, but conditional upon any necessary regulatory approvals. After the initial appointment or election of such designated persons, such persons shall be subject to the same nomination and election procedures as the other directors of the Buyer Bank's board of directors.

          (iii) For service on the Buyer's board of directors and Buyer Bank's board of directors and for all board and committee services provided to the Buyer and Buyer Bank, each of the members on the Company's board of directors who are appointed to the board of directors of the Buyer or Buyer Bank shall at the Effective Time of the Merger be paid $12,000, except William R. Gilliam, Chairman of the Company's board of directors, who shall be paid $13,200. This amount shall constitute the sole compensation (excluding reimbursed expenses) payable to such directors for serving on the board of directors and all board committees of the Buyer and Buyer Bank during the fiscal year ended December 31, 2002. Thereafter, such members shall receive the customary fees set by the Buyer's and the Buyer Bank's board of directors or committees thereof. The Buyer will assume and maintain for the directors of the Company at the Effective Time of the Merger, in accordance with their terms, including making future payments, the Company's deferred compensation (for compensation while a director of the Company or Company Bank) and retirement plans for the Company Bank's or Company's directors who were eligible to participate in such plans at the Effective Time of the Merger.

          (iv) The Buyer shall form an advisory board for the Alamance County, North

     Carolina market and shall offer to each member of the Company's Board of Directors (other than those elected or appointed to Buyer's or Buyer Bank's board of directors) at the Effective Time of the Merger membership on such advisory board. For services on such advisory board and for their services in promoting the Company Bank in the Company's local community during the fiscal year ended December 31, 2002, each member of the Company's board of directors who is not elected or appointed as a director of the Buyer or Buyer Bank shall be paid at the Effective Time $12,000. Thereafter, the members of such advisory board shall receive such fees as are determined by the Buyer.

     (c)  Employees.

          (i) Except as covered by the Gilliam Employment Agreement, any and all of the Company's employees will be employed on an "at-will" basis, and nothing in this Agreement shall be deemed to constitute an employment agreement with any such person to obligate the Buyer or any Affiliate thereof to employ any such person for any specific period of time or in any specific position, or to restrict the Buyer's or any of its Affiliates' right to terminate the employment of any such person at any time and for any reason satisfactory to it (subject to the Company's Special Termination Agreements with Christopher B. Redcay, Joseph C. Canada, Daniel Roberts and Judy L. Pennington).

          (ii) Such Company's employees who continue employment with the Buyer or any of its Affiliates will be eligible for benefits consistent with those of existing employees of the Buyer or such Affiliate, with credit for past service with the Company or the Company Bank for purposes of participation, eligibility and vesting (including with respect to any amounts to be contributed by the Buyer or one of its Affiliates or amounts that will vest under any Buyer Benefit Plan, but not including the calculation of any other benefit accrual); provided, however, that any such continuing employee will not be subject to any exclusion or penalty for pre-existing conditions that were covered under the Company's or any of its Subsidiaries' medical plans as of the Closing Date or any waiting period relating to coverage under the Buyer's or any of its Affiliates' medical plans. There shall be no waiting periods applicable to any such Company employees to participate in such benefits (including applicable insurance benefits).

          (iii) The Buyer or one of its Affiliates shall honor any and all vacation accrued by the employees of the Company and the Company Bank and any sick leave up to 90 days, and any such employee who is not retained for employment by the Buyer shall be paid for all accrued but unused vacation as of the date of termination of employment.

          (iv) If any employee of the Company at the Effective Time of the Merger who becomes an employee of the Buyer is terminated by the Buyer within one year after the Effective Time of the Merger, for any reason other than Cause, death or disability or if any such employee shall terminate his employment after being required to relocate his or her principal work location outside of Alamance County, North Carolina or having his or her base compensation (excluding benefits) Materially reduced and within one year after the Effective Time of the Merger, such employee shall receive severance pay equal to

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

     two week's pay at his or her current salary for each year of consecutive service to the Company and/or the Buyer, provided, however that such severance pay shall not be less than four (4) weeks pay and not more than twenty-six (26) weeks pay and provided, further, that neither William R. Gilliam, any employee who is a party to a Special Termination Agreement (as described below) nor any employee eligible for retirement who is eligible for participation in the Buyer's retirement plan at the time of termination shall receive such severance pay.

          (v) Special Termination Agreements. At the Effective Time, the Buyer shall either assume the obligations of the Special Termination Agreements with Joseph C. Canada, Daniel Roberts, Christopher B. Redcay and Judy L. Pennington or negotiate new mutually acceptable special termination agreements with such persons containing terms not less favorable to such persons than the terms contained in their current agreements. The Buyer agrees to allow each such Special Termination Agreement to extend pursuant to its terms at the first anniversary of such Special Termination Agreement after the Effective Time.

          (vi) Employment Agreement with William R. Gilliam. At or prior to the Effective Time, William R. Gilliam has agreed to terminate his current employment agreement with the Company and enter into a new employment agreement with the Buyer substantially in the form of EXHIBIT B, and in the event that such existing agreement is terminated and such new agreement is entered into by Mr. Gilliam, the Buyer shall make a lump sum payment to Mr. Gilliam equal to the following amount: $453,663. The Buyer will enter in to the Gilliam Employment Agreement at the Effective Time.

          (vii) Payment to Herbert Wellons. At the Effective Time, in full and final satisfaction of the Agreement dated January 26, 1993 between Herbert Wellons and Community Federal Savings and Loan Association, the Buyer shall provide to Herbert Wellons (A) a lump sum payment of $24,000 and (B) coverage under the Buyer's group medical insurance for so long as such coverage can be provided to Herbert Wellons at no greater cost than that incurred by Buyer for the Buyer's employees (or nearly equivalent coverage may be provided through another insurance carrier acceptable to Buyer and Herbert Wellons). In addition, the Buyer shall reimburse Herbert Wellons' annual customary and reasonable dues actually paid for membership in the Alamance Rotary Club for so long as he shall be a member of such Club.

          (viii) Employee Stock Ownership Plan. The Employee Stock Ownership Plan of Community Savings Bank, Inc. shall be terminated as soon as practicable after the Effective Time.

          (ix) Management Recognition Plan. The Community Savings Bank, Inc. Management Recognition Plan and Trust will be terminated as soon as practicable after the Effective Time of the Merger and Company Shares held by such trust on the Effective Time that have not been granted at the Effective Time of the Merger will be cancelled

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

     and retired as of such Effective Time. All shares which have been granted but which are not vested under such plan shall be deemed vested at the Effective Time.

          (x) 401(k) Plan. Company's 401(k) Plan will be merged into Buyer's 401(k) Plan as soon as practicable after the Effective Time in accordance with applicable Law. Participants in Company's 401(k) Plan will automatically become participants in Buyer's 401(k) Plan and will automatically be vested in their benefits.

          (xi) Supplemental Income Agreements. After the Effective Time, the Buyer will assume and maintain for William R. Gilliam the two supplemental income agreements between the Company Bank and William R. Gilliam in accordance with their terms, including making future payments.

     (d) Directors' and Officers' Insurance and Indemnification.

          (i) At its option, the Company may obtain or require the Buyer to obtain and maintain, or cause the Buyer Bank to obtain and maintain, in effect for three years from the Closing Date, if available, the current directors' and officers' liability insurance policies maintained by the Company or substitute policies of at least the same coverage containing terms and conditions that are not taken as a whole Materially less favorable to the insured with respect to matters occurring prior to the Effective Time of the Merger. Such insurance shall cover all persons and entities who are currently covered by the Company's existing director's and officers' liability policy (including all existing directors and officers of the Company and its Subsidiaries) and shall included coverage for matters occurring prior to the Effective Time of the Merger.

          (ii) From and after the Effective Time of the Merger, the Buyer shall, or shall cause the Buyer Bank to, indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time of the Merger, an officer or director of the Company or any of its Subsidiaries (the "INDEMNIFIED PARTIES") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Buyer, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a "CLAIM"), in which an Indemnified Person is, or is threatened to be made, a party or witness arising in whole or in part out of the fact that such person is or was a director, officer or employee of the Company or any of its Subsidiaries if such Claim pertains to any matter or fact arising, existing or occurring before the Effective Time (including without limitation the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, at or after the Effective Time of the Merger (the "INDEMNIFIED LIABILITIES"), to the fullest extent permitted by applicable Law in effect as of the date hereof or as amended applicable to a time before the Effective Time. Any Indemnified Person wishing to claim indemnification under this Section 6.2(d)(ii), upon learning of any Claim, shall notify the Buyer (but the failure so to so notify shall not relieve the Buyer or the Buyer Bank from any liability that it may have under this Section 6.2(d)(ii), except to the extent such failure Materially prejudices the Buyer or its Subsidiaries). In the event of any such Claim, whether arising before, on or after the Effective Time of the Merger, (1) the Buyer shall have the right to assume the defense thereof (in which event the Indemnified Parties will cooperate in the defense of any such matter) and upon such assumption, the Buyer shall not be liable to any Indemnified Person for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Person in connection with the defense therefor, except that if the Buyer elects not to assume such defense, or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are or may be (whether or not any have yet actually arisen) issues that raise conflicts of interest between the Buyer and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them, and the Buyer shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties,
     (2) the Buyer shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties (unless counsel for one or more Indemnified Parties advises his or her client that a conflict exists between his or her client and one or more other Indemnified Parties, in which event the fees and expenses of such counsel shall also be paid by the Buyer) whose reasonable fees and expenses shall be paid promptly as statements are received, (3) the Buyer shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld), and (4) the Buyer shall have no obligation hereunder to any Indemnified Person when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Person in the manner contemplated hereby is prohibited by applicable Law (it being acknowledged by the parties hereto that in the event of any good faith dispute about the lawfulness of such indemnification, the Buyer or the Buyer Bank may place the amounts at issue in escrow pending the final and nonappealable determination of such dispute). The obligations of the Buyer and the Buyer Bank pursuant to this Section 6.2(d) are intended to be enforceable against the Buyer and the Buyer Bank directly by the Indemnified Parties. The indemnification provided herein shall be in addition to any indemnification rights that any Indemnified Parties may have by Law, pursuant to the articles of incorporation or bylaws of the Company or any of its subsidiaries or pursuant to the terms of any employee benefit plan or trust for which any Indemnified Party serves as a fiduciary.

     (e) As soon as reasonably practicable after the Effective Time of the Merger, the Buyer shall implement a dividend policy pursuant to which it would seek to pay approximately 20% of its annual net earnings to shareholders in the form of annual cash dividends to the extent the establishment and maintenance of such policy is consistent with the fiduciary duties of the Buyer's board of directors, is in the best interest of the Buyer in the business judgment of the Buyer's board of directors and is consistent with maintaining the Buyer's well-capitalized status; provided, however, that during the first fiscal year following the Effective Time of the Merger, the Buyer will pay dividends equal to the greater of 20% of annual net earnings or $0.20 per share, payable on a quarterly basis, to the extent permitted by applicable Law and is consistent with maintaining the Buyer's well-capitalized status. To the extent permitted by applicable Law, the first such dividend payment shall be made so as to ensure that holders of the Company Shares will not miss a quarterly dividend payment, and the first such quarterly dividend payment shall not be less than $0.05 per share.

     (f) Shareholder Approval. The Buyer will, at the earliest practicable date, hold a meeting of its shareholders for the purpose of approving the Merger. In connection with such shareholder meeting, the Buyer's board of directors will recommend to the Buyer's shareholders such approval.

     6.3  COVENANTS OF BOTH PARTIES TO THE AGREEMENT.

     (a) Reorganization for Tax Purposes. Each of the parties hereto undertakes and agrees to use its reasonable efforts to cause the Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code and that it will not intentionally take any action that would cause the Merger to fail to so qualify.

     (b) Notification. Each of the parties hereto agrees to notify promptly the other party hereto of any event, fact, or other circumstance arising after the date hereof that would have caused any representation or warranty herein, including, in the case of the Company, any information on any schedule hereto, to be untrue or misleading had such event, fact, or circumstance arisen prior to the execution of this Agreement. The parties hereto will exercise their reasonable best efforts to ensure that no such events, facts, or other circumstances occur, come to pass, or become true.

     (c) Consummation of Agreement. Subject to Section 6.1(c), the parties hereto each agree to use their reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by them under this Agreement so that the transactions contemplated hereby shall be consummated. Except for events that are the subject of specific provisions of this Agreement, if any event should occur, either within or outside the control of the Company, or the Buyer, that would Materially delay or prevent fulfillment of the conditions upon the obligations of any party hereto to consummate the transactions contemplated by this Agreement, each party will notify the others of any such event and, subject to Section 6.1(c), the parties will use their reasonable, diligent and good faith efforts to cure or minimize the same as expeditiously as possible. Subject to Section 6.1(c), each party hereto shall use its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement and to assist in the procuring or providing of all documents that must be procured or provided pursuant to the provisions hereof. Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 6.1(c), none of the parties hereto will take any action that would (i) Materially affect or delay receipt of the approvals contemplated in Section 8.1(b) from the Regulatory Authorities, or
(ii) Materially adversely affect or delay its ability to perform its covenants and agreements made pursuant to this Agreement.

     (d) Corporate Action. Subject to the terms and conditions hereof (including
Section 6.1(c)), each of the parties hereto shall, and each of them shall cause their Subsidiaries to, take all corporate action, including the recommendation of the Merger by their respective boards of directors to their respective shareholders, and use each of their best efforts to cause all shareholder action to be taken, necessary to consummate and give effect to the Merger.

     (e) Maintenance of Corporate Existence. Each of the parties hereto shall, and each of them shall cause their Subsidiaries to, maintain in full force and effect their respective corporate or legal existences.

     (f) Applications and Reports. The Buyer shall prepare and file as soon as reasonably practical after the date of this Agreement, and the Company shall cooperate in the preparation and, where appropriate, filing of, all applications, reports and statements with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

     (g) Registration Statement and Joint Proxy Statement. As soon as reasonably practicable after the execution of the Agreement and after the furnishing by the Company and the Company Bank of all information required to be contained therein, the Buyer shall file with the SEC the Registration Statement on Form S-4 (or on such other form as shall be appropriate), which shall contain the Joint Proxy Statement. The Buyer and the Company shall each use their reasonable best efforts to cause the Joint Proxy Statement to comply in all Material respects with the requirements of the Securities Laws and the rules and regulations thereunder. The Buyer and the Company shall each use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. Subject to Section 6.1(c), the Joint Proxy Statement shall include the recommendation of the Boards of Directors of the Company and the Buyer in favor of the Merger.

     (h) Closing. Subject to the terms and conditions hereof (including Section 6.1(c)), the parties hereto shall use their reasonable best efforts to consummate the Closing within 30 days after all conditions to the Closing have been satisfied.

                                   ARTICLE VII

                      DISCLOSURE OF ADDITIONAL INFORMATION

     7.1 ACCESS TO INFORMATION. Prior to the Closing Date, the parties hereto shall, and shall cause each of their Affiliates to:

     (a) give the other and its authorized representatives reasonable access, during normal business hours and upon reasonable notice, to its books, records, offices and other facilities and properties; and

     (b) furnish the other with such financial and operating data and other information with respect to its business, condition (financial or otherwise) and properties, as it may reasonably request.

     7.2 ACCESS TO PREMISES. Prior to Closing, the Company shall, and shall cause its Subsidiaries to, give the Buyer and its authorized representatives reasonable access to all of the Company's and its Subsidiaries' Real Property for the purpose of inspecting such property.

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

     7.3 ENVIRONMENTAL SURVEY. At its option, the Buyer may cause to be conducted environmental assessments of the Real Property of the Company and its Affiliates, whether owned or leased, or any portion thereof, together with such other studies, testing and intrusive sampling and analyses as the Company shall deem necessary or desirable (collectively, the "ENVIRONMENTAL SURVEY"). The Buyer shall complete all such environmental assessments within 60 days following the date of this Agreement and thereafter conduct and complete any such additional studies, testing, sampling and analyses within 60 days following completion of all Phase I environmental assessments. Subject to the breach of any representation or warranty contained herein, the costs of the Environmental Survey shall be paid by the Buyer. Notwithstanding anything in this Agreement to the contrary, the Buyer shall not have the right to terminate this Agreement or the Merger due to the existence of any environmental condition of any Real Property of the Company or due to the breach of any representation or warranty by the Company with respect to environmental matters, including, without limitation, the representations and warranties set forth in Section 4.10 hereof, unless the losses, costs, or expenses (including attorneys' fees, assessments, and remediation expenses) to be incurred by the Buyer with respect to such environmental condition or breach of warranty or representation are reasonably likely to exceed $500,000, provided that Company and Buyer agree that any such losses, costs, or expenses that exceed $175,000 and are less than $500,000 shall result in a dollar-for-dollar reduction in the Merger Consideration (allocated in Buyer's discretion).

     7.4 CONFIDENTIALITY. Prior to Closing, except as otherwise provided in
Section 7.5, each of parties hereto shall not, and shall not permit its Affiliates to, and each shall use its best efforts to cause its and its Affiliates' respective employees, lenders, accountants, representatives, agents, consultants and advisors not to, discuss or disclose, or use for any purpose other than the transactions contemplated hereby, the subject matter or transactions contemplated by this Agreement or information pertaining to the other party or any of its Affiliates, with any other Person without the prior consent of the other party hereto, unless (a) such information is public other than as a result of a violation of this Agreement, or (b) the use of such information is necessary or appropriate in making any filing or obtaining any Consent necessary or desirable for the consummation of the transactions contemplated hereby.

     7.5 PUBLICITY. Without the prior consent of the other party, no party hereto shall issue any news release or other public announcement or disclosure, or any general public announcement to its employees, suppliers or customers, regarding this Agreement or the transactions contemplated hereby, except as may be required by Law, but in which case the disclosing party shall provide the other party hereto with reasonable advance notice of the timing and substance of any such disclosure.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

     8.1 MUTUAL CONDITIONS. The respective obligations of each party hereto to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by all parties

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

hereto pursuant to Section 10.4 of this Agreement:

     (a) Adverse Proceedings. Neither the Company, the Company Bank, the Buyer, the Buyer Bank nor any shareholder of any of the foregoing shall be subject to any order, decree or injunction of a court of competent jurisdiction that enjoins or prohibits the consummation of this Agreement or the Merger, and no Governmental Authority shall have instituted a suit or proceeding that is then pending and seeks to enjoin or prohibit the transactions contemplated hereby. Any party who is subject to any such order, decree or injunction or the subject of any such suit or proceeding shall take any reasonable steps within that party's control to cause any such order, decree or injunction to be modified so as to permit the Closing and to cause any such suit or proceeding to be dismissed.

     (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No such Consent obtained from any Regulatory Authority shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) not reasonably anticipated as of the date of this Agreement that in the reasonable judgment of the Board of Directors of the Buyer or the Company hereto would so Materially adversely impact the economic or business assumptions of the transactions contemplated by this Agreement that had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

     (c) Consents and Approvals. Each party hereto shall have obtained any and all Consents required for consummation of the Merger or for the preventing of any Default under any Contract or Permit of such Person, including those Consents listed on Section 4.2 of the Company's Disclosure Schedule, except to the extent that the failure to obtain such any such Consents would not, individually or in the aggregate result in a Material Adverse Effect on such Person.

     (d) Effectiveness of Registration Statement. The Registration Statement filed with the SEC covering the shares of the Buyer's Stock to be issued pursuant hereto shall have been declared effective by the SEC, and no stop order suspending such effectiveness shall have been initiated or, to the Knowledge of the Buyer, threatened by the SEC.

     (e) Approval. The Company's and the Buyer's shareholders shall have approved this Agreement, the Plan of Merger and the Merger in accordance with applicable corporate law.

     (f) Tax Opinion. On the basis of facts, representations and assumptions that shall be consistent with the state of facts existing at the Closing Date, the Buyer and the Company shall have received an opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. or another reputable tax advisor reasonably acceptable in form and substance to each of them dated as of the Closing Date, substantially to the effect that, for federal income tax purposes:
(i) the Merger, when consummated in accordance with the terms hereof, will constitute a reorganization within the meaning of Section 368(a) of the Code,
(ii) no gain or loss will be recognized by the Buyer or the Company by reason of the Merger, (iii) the exchange or cancellation of Company

Shares in the Merger will not give rise to recognition of gain or loss for federal income tax purposes to the shareholders of the Company to the extent such shareholders receive Buyer's Stock in exchange for their Company Shares,
(iv) the basis of the Buyer's Stock to be received by a shareholder of the Company will be the same as the basis of the stock of the Company surrendered in connection with the Merger, (v) Section 356 of the Code will apply to shareholders of the Company who receive both cash and Buyer's Stock in the Merger and will govern the amount and character of any gain recognized by such shareholders, and (vi) the holding period of the shares of the Buyer's Stock to be received by a shareholder of the Company will include the period during which the shareholder held the Company Shares surrendered in connection with the Merger, provided that the Company Shares surrendered in connection with the Merger are held as a capital asset at the Effective Time of such Merger. Each of the Buyer and the Company shall provide a letter to the tax advisor setting forth the facts, assumptions and representations on which such tax advisor may rely in rendering its opinion.

     (g) Blue Sky Approvals. The Buyer shall have received all state securities or "Blue Sky" Permits or other authorizations or confirmations as to the availability of exemptions from "Blue Sky" registration requirements as may be necessary, and no stop orders or proceedings shall be pending, or to the Knowledge of the Buyer or the Company, threatened by a state "Blue Sky" administrator to suspend the effectiveness of any registration statement filed therewith with respect to the issuance of the Buyer's Stock in the Merger.

     (h) Nasdaq Listing. As of the Effective Time, the Buyer shall have satisfied all requirements in order for the shares of the Buyer's Stock to be issued to shareholders of the Company in connection with the Merger to be listed on the Nasdaq SmallCap Market System as of the Effective Time (provided that Buyer shall use its commercially reasonable efforts to cause such shares to be listed on the Nasdaq National Market System as of the Effective Time or as soon thereafter as is reasonably practicable).

     8.2 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the transactions contemplated hereby shall be further subject to the fulfillment of the following conditions, unless waived by such parties pursuant to Section 10.4 of this Agreement:

     (a) All representations and warranties of the Buyer contained in this Agreement shall be true and correct in all Material respects as of the Closing Date as though made as of such date (except for representations and warranties that are made as of a specific date). The Buyer shall have performed and complied in all Material respects with all covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing.

     (b) All documents required to have been executed and delivered by the Buyer to the Company at or prior to the Closing shall have been so executed and delivered, whether or not such documents have been or will be executed and delivered by the other parties contemplated thereby.

     (c) The Company shall have received from Trident Securities, a division of

McDonald Investments, Inc., a letter, dated as of the date of the Joint Proxy Statement, that the Merger is fair, from a financial point of view, to the holders of the Company's Shares.

     (d) The Company shall have received an opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., counsel to the Buyer, dated as of the Closing Date, in form and substance reasonably acceptable to the Company.

     (e) As of the Closing Date, the Company shall have received the following documents with respect to the Buyer:

          (i) a true and complete copy of its articles of incorporation and all amendments thereto, certified by the jurisdiction of its incorporation as of a recent date;

          (ii) a true and complete copy of its bylaws, certified by its Secretary or an Assistant Secretary;

          (iii) a certificate from its Secretary or an Assistant Secretary certifying that (1) its articles of incorporation or charter have not been amended since the date of the certificate described in subsection (ii) above, and that nothing has occurred since the date of issuance of the certificate of existence specified in subsection (iv) below that would adversely affect its existence, and (2) Buyer has complied with the conditions set forth in this Section 8.2 as may be reasonably required by the Company, including without limitation a Certificate as to the matters set forth in Section 8.2(a);

          (iv) a certificate of its corporate existence issued by the jurisdiction of its incorporation as of a recent date and a certificate of existence or authority as a foreign corporation issued as of a recent date by each of the jurisdictions in which it is qualified to do business as a foreign corporation;

          (v) a true and complete copy of the resolutions of its board of directors and shareholders authorizing the execution, delivery and performance of this Agreement, and all instruments and documents to be delivered in connection herewith, and the transactions contemplated hereby, certified by its Secretary or an Assistant Secretary; and

          (vi) a certificate from its Secretary or an Assistant Secretary certifying the incumbency and signatures of its officers who will execute documents at the Closing or who have executed this Agreement.

     (f) The Exchange Agent shall have delivered to the Company a certificate, dated as of the Closing Date, to the effect that the Exchange Agent has received from the Buyer appropriate instructions and authorization for the Exchange Agent to issue a sufficient number of shares of Buyer Stock in exchange for all of the Company Shares and to the effect that the Exchange Agent has received the Total Cash Merger Consideration from the Buyer and appropriate instructions and authorization to deliver the Total Cash Merger Consideration as required by this Agreement.

     8.3 CONDITIONS TO THE OBLIGATIONS OF THE BUYER. The obligations of the Buyer to effect the transactions contemplated hereby shall be further subject to the fulfillment of the following conditions, unless waived by the Buyer pursuant to Section 10.4 of this Agreement:

     (a) All representations and warranties of the Company contained in this Agreement shall be true and correct in all Material respects as of the Closing Date as though made as of such date (except for representations and warranties that are made as of a specific date). The Company shall have performed and complied in all Material respects with all covenants and agreements contained in this Agreement required to be performed and complied with by them at or prior to the Closing.

     (b) Holders of Company Shares representing no more than ten percent (10%) of the issued and outstanding Company Shares immediately prior to the Effective Time shall have exercised dissenters' or similar rights with respect to the Merger.

     (c) Holders of Buyer's Stock representing no more than ten percent (10%) of the issued and outstanding shares of Buyer's Stock immediately prior to the Effective Time shall have exercised dissenters' or similar rights with respect to the Merger.

     (d) All documents required to have been executed and delivered by the Company or any third party to the Buyer at or prior to the Closing shall have been so executed and delivered, whether or not such documents have been or will be executed and delivered by the other parties contemplated thereby.

     (e) The Buyer shall have received a legal opinion from Brooks, Pierce, McLendon, Humphrey & Leonard, LLP, counsel to the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to the Buyer.

     (f) Buyer shall have received a written opinion in form and substance satisfactory to Buyer from The Orr Group, addressed to Buyer and dated as of the date of the Joint Proxy Statement to the effect that the terms of the Merger, including the Merger Consideration, are fair, from a financial point of view, to Buyer and its shareholders.

     (g) As of the Closing Date, the Buyer shall have received the following documents with respect to each of the Company and its Subsidiaries (including the Company Bank):

          (i) a certificate of its corporate existence issued by the jurisdiction of its incorporation as of a recent date and a certificate of existence or authority as a foreign corporation issued as of a recent date by each of the jurisdictions in which it is qualified to do business as a foreign corporation;

          (ii) a true and complete copy of its articles of incorporation or charter and all amendments thereto, certified by the jurisdiction of its incorporation as of a recent date.

          (iii) a true and complete copy of its bylaws, certified by its Secretary or an

     Assistant Secretary;

          (iv) a certificate from its Secretary or an Assistant Secretary certifying that (1) its articles of incorporation or charter have not been amended since the date of the certificate described in subsection (ii) above, and that nothing has occurred since the date of issuance of the certificate of existence specified in subsection (i) above that would adversely affect its existence, and (2) Company has complied with the conditions set forth in this Section 8.3 as may be reasonably required by the Buyer, including without limitation a Certificate as to the matters set forth in Section 8.3(a);

          (v) with respect to the Company only, a true and complete copy of the resolutions of its board of directors and shareholders authorizing the execution, delivery and performance of this Agreement, and all instruments and documents to be delivered in connection herewith, and the transactions contemplated hereby, certified by its Secretary or an Assistant Secretary; and

          (vi) with respect to the Company only, a certificate from its Secretary or an Assistant Secretary certifying the incumbency and signatures of its officers who will execute documents at the Closing or who have executed this Agreement.

     (h) As of the Closing Date, the Company Bank shall have liquid assets of not less than $25,000,000 in excess of its normal liquidity requirements and there shall be no regulatory or legal restriction or regulatory objection or prohibition which would prevent the Company Bank from paying a dividend to the Buyer immediately after the Effective Time equal to the lesser of (i) $25,000,000 or (ii) the maximum amount of the dividend which could be paid without causing the Company Bank to cease to be deemed "well capitalized" under applicable banking Laws.

                                   ARTICLE IX

                                   TERMINATION

     9.1 TERMINATION. The obligations of the parties hereunder may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

     (a) By mutual written consent of the Company and the Buyer;

     (b) By either the Buyer or the Company, if there shall be any Law or regulation that makes consummation of this Agreement illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining the Company or its shareholders or the Buyer or its shareholders from consummating this Agreement is entered and such judgment, injunction, order or decree shall become final and nonappealable;

     (c) By either the Buyer or the Company, if the conditions to the obligation to effect the transactions contemplated hereby of the party seeking termination shall not have been fulfilled or waived by June 30, 2002, and if the party seeking termination is in Material compliance with all of its obligations under this Agreement;

     (d) By either the Buyer or the Company, if a condition to the obligation to effect the transactions contemplated hereby of the party seeking termination shall have become incapable of fulfillment (notwithstanding the efforts of the party seeking to terminate as set forth in Section 6.3(c)), and has not been waived;

     (e) At any time on or prior to the Closing Date, by the Buyer in writing, if the Company has, or by the Company, if the Buyer has, in any Material respect, breached (i) any covenant or agreement contained herein or (ii) any representation or warranty contained herein, and in either case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Closing Date;

     (f) By the Company, if its board of directors determines to terminate this Agreement and the Merger and (i) the Average Closing Price of the Buyer's Stock is less than $9.00 for the 20-trading day period (the "MEASUREMENT PERIOD") ending three Business Days prior to the date of the Shareholder Meeting of the Company's shareholders, and (ii) the percentage (the "BUYER'S STOCK PERCENTAGE CHANGE") by which the Average Closing Price of the Buyer's Stock during the Measurement Period is lower than $12.90 exceeds by more than 15 percentage points the percentage (the "INDEX PERCENTAGE CHANGE") by which the Average Closing Price of the SNL Index during the Measurement Period is lower than the Average Closing Price of the SNL Index on August 29, 2001 (Examples: If the Average Closing Price of the SNL Index has declined by 20%, the Average Closing Price of the Buyer's Stock during the Measurement Period must be more than 35% lower than $12.90; if the Average Closing Price of the SNL Index has declined by 25%, the Average Closing Price of the Buyer's Stock during the Measurement Period must be more than 40% lower than $12.90). If the Company so elects to terminate this Agreement and the Merger, it must give notice of such termination to the Buyer within ten (10) days after the end of the Measurement Period. If within five (5) days after the giving of such notice to the Buyer, the Buyer gives notice to the Company that it agrees to (i) increase the Per Share Mixed Stock Consideration to a specified amount and/or the Per Share Mixed Cash Consideration to a specified amount so that the aggregate nominal value of the Per Share Mixed Consideration is equal to what would be the aggregate nominal value of the Per Share Mixed Consideration if the Buyer's Stock was valued at the lower of (A) $9.00 per share or (B) the product of $12.90 per share multiplied by the sum of (x) 100 percent, minus (y) the Index Percentage Change, minus (z) 15 percent (and so that the Merger continues to qualify as a reorganization under Section 368 of the Code), and (ii) increase the Per Share Stock Consideration to a specified amount so that the nominal value of the Per Share Stock Consideration is equal to what would be the nominal value of the Per Share Stock Consideration if the Buyer's Stock was valued at the lower of (A) $9.00 per share or (B) the product of $12.90 per share multiplied by the sum of
(x) 100 percent, minus (y) the Index Percentage Change, minus (z) 15 percent, then this Agreement and the Merger shall not be terminated and the Merger shall be consummated as set forth in this Agreement, subject to the charges described in this subclause (f).

     For purposes of this subclause (f): "AVERAGE CLOSING PRICE" means, with respect to the Buyer's Stock, the average of the daily closing sales price thereof on the Nasdaq SmallCap Market System during a specified period as reported in The Wall Street Journal and, with respect to the SNL Index, the average of the daily closing prices of such SNL Index as reported by SNL Securities; and "SNL INDEX" means the SNL Nationwide Bank Index (banks with assets of less than $500 million); and

     (g) By the Company if (i) the board of directors of the Company shall determine that an Acquisition Proposal constitutes a Superior Proposal, provided, however, that the Company may not terminate this Agreement pursuant to this subsection (g) unless (x) five business days shall have elapsed after delivery to Buyer of a written notice of such determination by such board of directors, and, during such five business day period, the Company shall have informed Buyer of the terms and conditions of such Acquisition Proposal and the identity of the person or group making such an Acquisition Proposal, and (y) at the end of such five business day period, the Board of Directors of the Company believes that such Acquisition Proposal constitutes a Superior Proposal, and
(ii) the Company thereafter executes a definitive, binding transaction agreement to consummate the transaction that is the subject of such Acquisition Proposal.

     9.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of a termination contemplated hereby by any party pursuant to Section 9.1, the party seeking to terminate this Agreement shall give prompt written notice thereof to the other party, and the transactions contemplated hereby shall be abandoned, without further action by any party hereto. In such event:

     (a) The parties hereto shall continue to be bound by (i) their obligations of confidentiality set forth herein, and all copies of the information provided by the Company hereunder will be returned to the Company or destroyed immediately upon its request therefor, (ii) the provisions set forth in Section
7.5 relating to publicity and (iii) the provisions set forth in Section 10.1 relating to expenses.

     (b) All filings, applications and other submissions relating to the transactions contemplated hereby shall, to the extent practicable, be withdrawn from the Person to which made.

     (c) In addition to any remedies provided in this Agreement, the terminating party shall be entitled to seek any remedy to which such party may be entitled at law or in equity for the violation or breach of any agreement, covenant, representation or warranty contained in this Agreement.

     9.3  TERMINATION EXPENSES AND FEES.

          (a) In the event Company terminates this Agreement pursuant to Section 9.1(g), the Company shall pay within one (1) business day following such termination, a termination fee of $500,000, payable by wire transfer of immediately available funds to an account designated by Buyer.

          (b) In the event (i) the Company or any of its Subsidiaries receives an Acquisition Proposal, (ii) the Company's board of directors terminates this Agreement pursuant to Section 9.1(g), and (iii) within twelve (12) months after the date of such Acquisition Proposal, the Company consummates an Acquisition Transaction with the party making the Acquisition Proposal, then upon, and within one (1) business day following, the consummation of such Acquisition Transaction, the Company shall pay the Buyer a termination fee of $1,500,000, payable by wire transfer of immediately available funds to an account designated by Buyer.

          (c) In the event (i) the Company or any of its Subsidiaries receives an Acquisition Proposal, (ii) the Company's board of directors fails to recommend approval of the Merger to the Company's shareholders or amends or withdraws its recommendation of the Merger to the Company's shareholders in manner adverse to the Buyer and (iii) within twelve (12) months after the date of such Acquisition Proposal, the Company consummates an Acquisition Transaction with the party making the Acquisition Proposal, then upon, and within one (1) business day following, the consummation of such Acquisition Transaction, the Company shall pay the Buyer a termination fee of $2,000,000, less any amounts paid by the Company pursuant to Sections 9.3(a) and (b), payable by wire transfer of immediately available funds to an account designated by Buyer.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

     10.1 EXPENSES. Whether or not the transactions contemplated hereby are consummated, (i) the Buyer shall pay all costs and expenses incurred by it in connection with this Agreement and the Merger and (ii) the Company shall pay all costs and expenses incurred by it in connection with this Agreement and the Merger.

     10.2 SURVIVAL OF REPRESENTATIONS. The representations and warranties made by the parties hereto will not survive the Closing, and no party shall make or be entitled to make any claim based upon such representations and warranties after the Closing Date. No warranty or representation shall be deemed to be waived or otherwise diminished as a result of any due diligence investigation by the party to whom the warranty or representation was made or as a result of any actual or constructive knowledge by such party with respect to any facts, circumstances or claims or by the actual or constructive knowledge of such person that any warranty or representation is false at the time of signing or Closing.

     10.3 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by written agreement of all parties hereto.

     10.4 WAIVER OF COMPLIANCE; CONSENTS. Except as otherwise provided in this Agreement, any failure of the Buyer, on one hand, and the Company, on the other, to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the other party only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.4.

     10.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered by hand or by facsimile transmission, one Business Day after sending by a reputable national over-night courier service or three Business Days after mailing when mailed by registered or certified mail (return receipt requested), postage prepaid, to the other party in the manner provided below:


     (a) Any notice to any of the Company shall be delivered to the following addresses:

              First Community Financial Corporation
              708 South Church Street
              Burlington, North Carolina  27215
              Attention:  William R. Gilliam
              Telephone: (336) 227-3631
              Facsimile:

                  with a copy to:

              Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. 2000 Renaissance Plaza
              230 North Elm Street (27401)
              P.O. Box 2600
              Greensboro, North Carolina 27420
              Attention: Edward C. Winslow III
              Telephone: (336) 373-8850
              Facsimile: (336) 378-1001

     (b)  Any notice to the Buyer shall be delivered to the following addresses:

              Capital Bank Corporation
              4901 Glenwood Avenue
              Raleigh, North Carolina  27612
              Attention:  James E. Beck
              Telephone: (919) 645-6313
              Facsimile: (919) 645-6413

                  with a copy to:

              Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. 2500 First Union Capitol Center
              Raleigh, North Carolina 27602
              Attention: D. Scott Coward
              Telephone: (919) 821-1220
              Facsimile: (919) 821-6800

Any party may change the address to which notice is to be given by notice given in the manner set forth above.

     10.6 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties.

     10.7 SEPARABLE PROVISIONS. If any provision of this Agreement shall be held invalid or unenforceable, the remainder nevertheless shall remain in full force and effect.

     10.8 GOVERNING LAW. The execution, interpretation and performance of this Agreement shall be governed by the internal laws and judicial decisions of the State of North Carolina.

     10.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.10 INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

     10.11 ENTIRE AGREEMENT. This Agreement, including the agreements and documents that are Schedules and Exhibits hereto, embodies the entire agreement and understanding of the parties with respect of the subject matter of this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transactions contemplated hereby and subject matter hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                     COMPANY:

                                     FIRST COMMUNITY FINANCIAL CORPORATION

                                     By:     /s/ W.R. Gilliam
                                         ---------------------------------
                                          Name:  W. R. Gilliam
                                          Title:  President & Chm of Board


                                     BUYER:

                                     CAPITAL BANK CORPORATION

                                     By:    /s/ James A. Beck
                                        ----------------------------------
                                          Name:  James A. Beck
                                          Title:  President and Chief
                                                     Executive Officer

                                    EXHIBIT A
                            FORM OF PLAN OF MERGER OF
                      FIRST COMMUNITY FINANCIAL CORPORATION
                          INTO CAPITAL BANK CORPORATION

A.   Corporations Participating in Merger.

     First Community Financial Corporation, a North Carolina corporation (the "Merging Corporation"), will merge with and into Capital Bank Corporation, a North Carolina corporation, which will be the surviving corporation (the "Surviving Corporation") of such merger.

B.   Name of Surviving Corporation.

     After the merger, the Surviving Corporation shall have the name "Capital Bank Corporation"

C.   Merger.

     The merger of the Merging Corporation into the Surviving Corporation shall be effected pursuant to the terms and conditions of this Plan. Upon the merger becoming effective, the corporate existence of the Merging Corporation will cease, and the corporate existence of the Surviving Corporation will continue. The merger shall become effective on the date and at the time of filing of the Articles of Merger containing this Plan with the North Carolina Secretary of State or at such other time as may be specified in such Articles of Merger. The time when the merger becomes effective is hereinafter referred to as the "Effective Time."

D.   Conversion and Exchange of Shares.

     At the Effective Time, the outstanding shares of the common stock of the corporations participating in the merger will be converted and exchanged as follows:

     1. Merging Corporation. Each outstanding share of the common stock of the Merging Corporation shall at the Effective Time no longer be outstanding and shall be canceled and retired and shall cease to exist, and the holders of the certificates representing such shares shall thereafter cease to have any rights with respect to such shares except for the right to receive, in consideration for each such share and subject to certain election and allocation procedures, the issuance and delivery of (i) 1.30275 shares of the Surviving Corporation's common stock plus an amount equal to $16.20 in cash, (ii) an amount equal to $32.40 in cash, or (iii) 2.6055 shares of the Surviving Corporation's common stock.

     2. Surviving Corporation.

     (a) Each outstanding share of the common stock of the Surviving Corporation shall remain outstanding after the Effective Time and shall not be affected by the merger.

     (b) In the event the Surviving Corporation or the Merging Corporation changes the number of shares of its common stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar reorganization with respect to such stock and the record date thereof (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to such Effective Time, the per share consideration to be exchanged for the Merging Corporation's shares shall be equitably adjusted to reflect such change.

     3. Fractional Shares. No fractional shares of the common stock of the Surviving Corporation shall be delivered as consideration for the merger described herein. Instead, the number of shares of the common stock of the Surviving Corporation to which a holder of the shares of the Merging Corporation's common stock is entitled to receive shall be rounded to the nearest whole share.

     4. Surrender of Share Certificates. Each holder of a certificate representing shares to be converted or exchanged in the merger shall surrender such certificate for cancellation, and after the Effective Time and after such surrender, shall be entitled to receive in exchange therefor the consideration to which it is entitled under this Plan. Until so surrendered, each outstanding certificate that prior to the Effective Time represented shares of common stock of the Merging Corporation shall be deemed for all purposes to evidence ownership of the consideration to be issued and paid for the conversion or exchange of such shares under this Plan.

     5. No Further Transfers. From and after the Effective Time of the merger, there shall be no further transfers on the stock transfer books of the Merging Corporation of the shares of the Merging Corporation that were outstanding immediately prior to the Effective Time of the merger. If after such Effective Time, certificates representing shares of the Merging Corporation are presented to the Surviving Corporation, they shall be canceled, and exchanged and converted into the merger consideration as provided for herein.

E.   Abandonment.

     At any time prior to the merger becoming effective, the board of directors of the Merging Corporation or the Surviving Corporation may, in each of their discretion, abandon the merger.

                                    EXHIBIT B
                          GILLIAM EMPLOYMENT AGREEMENT

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") dated as of the ____ day of _________________, 2001 by and among CAPITAL BANK CORPORATION, a bank holding company formed under the laws of the State of North Carolina and having its principal place of business in Wake County, North Carolina (hereinafter called the "Company") and WILLIAM R. GILLIAM, a resident of Alamance County, North Carolina (hereinafter called the "Executive").

     WHEREAS, on the date hereof the Company is merging with First Community Financial Corporation (hereinafter called "First Community") in a transaction in which the Company will be the surviving entity (hereinafter called the "Merger"); and

     WHEREAS, the Executive has previously been the President and Chief Executive Officer of First Community and its wholly-owned subsidiary, Community Savings Bank, Inc. (hereinafter called "Community Savings"); and

     WHEREAS, the Company and the Executive wish to provide for the continued employment by the Executive with the Company.

     1. Employment and Duties. Commencing on the date hereof the Company or one of its commercial bank subsidiaries will employ the Executive as ________________________ for the first two years in the term of this Agreement, and the Executive hereby accepts such employment upon the terms and conditions hereinafter set forth. The Executive shall (i) represent and promote the Company with its shareholders, within the banking industry and in the communities in which the Company and its subsidiaries have offices, (ii) assist the Company and its subsidiaries in retaining existing customer relationships and developing new customer relationships in Alamance County, North Carolina, (iii) advise and assist management of the Company and its subsidiaries and (iv) perform such other duties as shall be determined by the Company and, its subsidiaries and the Executive. Following a reasonable transition period after the merger of Community Savings with and into the Company's subsidiary bank, Capital Bank (if such merger is effected), it is not expected that the Executive will be required to maintain any established office hours. The Executive will not be required to maintain any office outside of Burlington, North Carolina, and the Executive will be provided with an office in Burlington, North Carolina if office space is available in facilities owned or leased by the Company or its subsidiaries there.

     For the second two (2) years in the term of this Agreement, the Executive will consult with management of the Company and its subsidiaries at reasonable times satisfactory to the Company, its subsidiaries and the Executive.

     The Executive shall conduct himself at all times in such a manner as to maintain the good reputation of the Company. The making of personal investments and engaging in business activities other than for the account of the Company and its subsidiaries shall not be prohibited hereunder; provided, that such activities do not compete with the Company or any of its subsidiaries, violate the provisions of any laws applicable to the Company, or any of its subsidiaries or the Executive (including, but not limited to, applicable federal and state securities laws) or detract from the performance of the Executive's duties hereunder.

     2. Term. The term of this Agreement shall commence on the date hereof and shall continue for four (4) years thereafter, unless terminated earlier as provided in Section 7.

     3. Salary, Benefits and Expenses. For all services rendered by the Executive under this Agreement, the Company shall pay the Executive compensation and fringe benefits as follows:

     (a) Salary. During the first two (2) years of the term hereof, the Company or one of its subsidiaries shall pay the Executive a salary at the rate of One Hundred Forty-Two Thousand Five Hundred Dollars ($142,500) per year (less applicable withholdings), payable in equal installments, not less frequently than monthly, iand during the second two (2) years of the term hereof, the Company or one of its subsidiaries shall pay the Executive a salary at the rate of Seventy-Five Thousand Dollars ($75,000) (less applicable withholdings) per year, such salary payments shall be payable in equal installments, not less frequently than monthly, in accordance with the Company's regular payroll practices, policies and procedures as they may exist from time to time. Payments for partial months shall be prorated.

     In addition, beginning on January 1, 2003, the Executive, who will be appointed as a director of the Company and, if and when Community Savings merges with and into Capital Bank, a director of Capital Bank, shall be paid the same directors' fees as are paid to non-employee directors during the period of his service on such boards of directors.

     (b) Fringe Benefit Plans. The Executive shall be entitled to participate with executive officers and other employees of the Company and its subsidiaries in all deferred compensation, stock benefit, life insurance, medical, disability and dental insurance, sick pay, retirement, pension, profit sharing and other group fringe benefit plans or other group arrangements authorized and adopted by the Company and its subsidiaries from time to time and applicable generally to the Company's executive officers, unless the Executive shall elect in writing not to participate; provided, however, that the Executive's participation in benefit plans and programs is subject to the applicable terms, conditions and eligibility requirements of those plans and programs some of which are within the plan administrator's discretion.

     (c) Life Insurance Policy. For a period of three (3) years from the date of this Agreement, unless this Agreement is terminated earlier for Cause (as defined below) or death, the Company or one of its subsidiaries shall continue to make payments of all the premiums payable and necessary to keep in force in its current form the $250,000 life insurance policy, issued by Manulife Financial/Manufacturers Life Insurance Company, USA and having policy number 51 926 285, which is owned by the Executive. In addition, the Company shall annually pay to the Executive an amount reasonably estimated to be the increased income taxes payable by the Executive as a result of the afore-described payment of insurance premiums.

     (d) Expenses. For the entire term of this Agreement, the Executive shall be entitled to receive reimbursement by the Company or one of its subsidiaries for all reasonable out-of pocket expenses incurred by the Executive in connection with the performance of his services hereunder. The Executive's right to reimbursement hereunder shall, however, be subject to such policies and procedures as may be established by the Company from time to time for its senior level employees which policies and procedures may include advance approval with respect to any particular expenditure. For the entire term of this Agreement, the Company or one of its subsidiaries shall reimburse the Executive for all reasonable expenses incurred in connection with the attendance by the Executive and his spouse at the annual convention of the North Carolina Bankers Association and at the annual North Carolina Bankers Association Management Team Conference, or at any meetings which replace either such convention or conference.

     (e) Club Fees. For the entire term of this Agreement, the Company or one of its subsidiaries shall pay all dues incurred by the Executive arising from his membership in the Alamance Country Club, Inc. and all dues incurred by the Executive arising from his membership in the Alamance Rotary Club and Altamahaw-Ossipee Civitan Club

     (f) Vacation. The Executive shall be entitled to vacation, with pay, during each calendar year in accordance with the Company's current policy for senior management officials, as established by the Company's Board of Directors.

     (g) Sickness and Disability. The Executive's compensation and benefits pursuant to this Agreement shall not be reduced as a result of any sickness or disability suffered by the Executive; provided, however, that the Executive's compensation may be reduced as a result of a disability, so long as the sum of the salary paid by the Company or one of its subsidiaries and the benefits paid from any disability insurance policy maintained by the Company or one of its subsidiaries equals or exceeds the salary payable hereunder.

     (h) Automobile. At the effective time of the Merger, the Company or one of its subsidiaries shall convey to the Executive title to the automobile he is currently using at no cost to the Executive. At such time, the Company or one of its subsidiaries shall also pay to the Executive an amount reasonably estimated to equal the income taxes payable by the Executive as a result of his receipt of title to such automobile.

     (i) Other Compensation and Benefits. Nothing herein shall be deemed to preclude the Company or its subsidiaries from awarding additional compensation or benefits to the Executive during the term of this Agreement, upon approval of the board of directors of the Company or one of its subsidiaries, whether in the form of raises, bonuses, additional fringe benefits, or otherwise.

     4. Non-Disclosure of Information. The Executive recognizes and acknowledges that the trade secrets and proprietary processes of the Company and its subsidiaries as they may exist from time to time are valuable, special and unique assets of the Company's business, access to and knowledge of which are essential to the performance of the Executive's duties hereunder. The Executive will not, during or after the term of this Agreement, disclose such secrets or processes to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall the Executive make use of any such secrets or processes for his own purposes or for the benefit of any person, firm, corporation, or other entity (except the Company and its subsidiaries) under any circumstances during or after the termination of his employment with the Company and its subsidiaries; provided, that after the termination of his employment with the Company and its subsidiaries these restrictions shall not apply to such secrets and processes which are then, or are from time to time thereafter, in the public domain (provided that the Executive was not responsible, directly or indirectly, for permitting such secrets or processes to enter the public domain without the consent of the Company or one of its subsidiaries) or which are obtained from a third party which is not obligated under an agreement of confidentiality with the Company or one of its subsidiaries.

     5. Covenant Not to Compete. During and for a period of two (2) years following the termination of this Agreement, the Executive covenants and agrees that he will not, directly or indirectly, Compete with the Company or any of its subsidiaries.

     For the purposes of this Paragraph 5, the following terms shall have the meanings set forth below:

     (a) The term "Compete" shall mean:

          (i) providing Financial Products or Services on behalf of any Financial Institution for any Person residing in the Territory;

          (ii) assisting any Financial Institution in providing Financial Products or Services to any Person residing in the Territory; or

          (iii) inducing or attempting to induce any Person who was a Customer of the Company or one of its subsidiaries at the date of termination of the Executive's employment to seek Financial Products or Services from another Financial Institution.

     (b) The words "directly or indirectly" as they modify the word Compete shall include acting as a consultant, officer, director, independent contractor, or employee of any Financial Institution in Competition (as defined in Paragraph
(a) above) with the Company or one of its subsidiaries in the Territory.

     (c) The term "Customer" shall mean any Person to whom the Company or one of its subsidiaries is providing Financial Products or Services on the date of termination of the Executive's employment.

     (d) The term "Financial Institution" shall mean any institution, the business of which is engaging in activities that are financial in nature or incidental to such financial activities as described in section 4(k) of the Bank Holding Company Act of 1956, other than the Company or one of its subsidiaries or affiliated corporations.

     (e) "Financial Product or Service" means any product or service that a financial holding company could offer by engaging in an activity that is financial in nature or incidental to such a financial activity under section 4(k) of the Bank Holding Company Act of 1956 and that is offered by the Company on the date of termination of the Executive's employment with the Company and its subsidiaries.

     (f) The term "Person" shall mean any individual or individuals, corporation, partnership, fiduciary or association.

     (g) The term "Territory" shall mean: (i) that area consisting of Alamance County, North Carolina as such area is constituted as of the date of this Agreement; (ii) that area consisting of all counties contiguous with Alamance County, North Carolina; or (iii) that area which is within a fifteen (15) mile radius of any full-service banking office of the Company or any of its subsidiaries at the date of the Executive's termination of this Agreement.

     In the event that any provision of this paragraph or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographical and temporal restrictions contained herein) should be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner as to make the provisions hereof, as modified, legal and enforceable to the fullest extent permitted under applicable law.

     6. Injunctive Relief. If there is a breach or threatened breach of the provisions of Paragraphs 4 or 5 of this Agreement, the Company and its subsidiaries shall be entitled to an injunction restraining the Executive from such breach. Nothing herein shall be construed as prohibiting the Company or any of its subsidiaries from pursuing any other remedies for such breach or threatened breach.

     7. Termination. This Agreement shall be deemed to be terminated and the employment relationship between the Executive and the Company and its subsidiaries shall be deemed severed upon the occurrence of any of the following:

     (a) The death of the Executive. In such event, the Company or one of its subsidiaries shall pay to the Executive's estate the compensation which would otherwise be payable to the Executive up to the end of the month in which his death occurs.

     (b) The termination of the Executive's employment by the Company and its subsidiaries for Cause. For the purposes hereof, the Company and its subsidiaries shall have "Cause" to terminate the Executive's employment upon the occurrence of any of the following:

               (i) A determination by the Company and its subsidiaries that the Executive has intentionally breached or failed to perform, in any material respect, his duties of employment or the terms of this Agreement, unless the Executive cures such breach within a period of ten (10) business days after the Company or any subsidiary of the Company has given written notice of such breach to the Executive;

               (ii) The violation by the Executive, due to the Executive's intentional disregard, of the rules and regulations governing the Company and its subsidiaries promulgated by the Federal Deposit Insurance Corporation or the North Carolina State Banking Commission which violation results in any substantial damage to the of the Company or one of its subsidiaries;

               (iii) The suspension of the Executive from office or temporary prohibition from participating in the conduct of the affairs of the Company and its subsidiaries pursuant to the direction of the North Carolina State Banking Commission or the Federal Deposit Insurance Corporation; or

               (iv) The conviction of the Executive of a felony.

     (c) The Executive's termination of his employment pursuant to subparagraph 8(c), after a Change in Control; or

     (d) The expiration of the term of this Agreement and any extensions thereof.

     Upon the termination of this Agreement as hereinabove set forth, all rights and obligations of the parties will cease without further liability effective as of the date of termination; provided, however, that this Agreement shall continue to be binding and effective as to any prior obligation still owed by either party and as to the post-termination obligations set forth herein including, without limitation, the obligations of Executive under Paragraphs 4 and 5 hereof and the obligations of the Company under Paragraph 8 hereof.

     8. Change in Control. (a) For the purposes of this Agreement, a "Change in Control" shall mean:

               (i) A change in control of a nature that would be required to be reported by the Company in response to Item 1 of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or

               (ii) such time as any "person" (as such term is used in Section
                    13(d) and 14(d) of the Exchange Act), other than the Company or one of its subsidiaries, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or any bank subsidiary of the Company representing more than 50 percent of the combined voting power of the outstanding common stock of the Company or of such subsidiary, as applicable; or

               (iii) individuals who constitute the board of directors of the
                    Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's shareholders was approved by the Company's Board of Directors or Nominating Committee, as applicable, shall be considered as though he or she were a member of the Incumbent Board; or

               (iv) either the Company or any banking subsidiary of the Company consolidates or merges with or into another corporation, association or entity or is otherwise reorganized, where neither the Company nor such subsidiary nor any subsidiary of the Company is the surviving corporation in such transaction; or

               (v) all or substantially all of the assets of either the Company or any banking subsidiary of the Company are sold or otherwise transferred to or are acquired by any other entity or group, other than another subsidiary of the Company.

     The "Effective Date" shall mean the date on which a Change in Control occurs.

     In the event that during the term of this Agreement a Change in Control occurs:

     (b) The Executive may elect to terminate this Agreement at any time within sixty (60) days after the Effective Date by giving thirty (30) days advance written notice (the "Termination Notice") to the Company specifying the effective date of termination (the "Termination Date").

     (c) If the Executive specifies a Termination Date, the Company or one its subsidiaries shall, on the Termination Date, pay to the Executive a lump sum amount equal to the salary which would have been payable during the remainder of the term of this Agreement, as extended prior to the Effective Time (if applicable), if there had been no such termination. In addition, the Executive shall be entitled to a continuation of all benefits and perquisites he is then receiving under this Agreement for the remainder of the initial four (4) year term of this Agreement, as extended prior to the Effective Time if applicable. If the Executive's continued participation in any benefit plan or program is barred, the Company or one of its subsidiaries shall arrange, upon comparable terms, and at no greater cost to the Executive than the cost he bore for such plan or program prior to the Termination Date, to provide the Executive with benefits substantially similar to, or greater than, those which he is then entitled to receive under any such plan or program.

     9. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail, return receipt requested, first class postage pre-paid, addressed as follows:

        If to the Executive:
                 William R. Gilliam
                 3905 North NC 87
                 Elon, North Carolina 27244

        If to the Company:
                 Capital Bank Corporation
                 Post Office Box 18949
                 Raleigh, North Carolina 27619-8949
                 ATTN: James A. Beck, President and Chief Executive Officer

     If delivered personally, the date on which a notice, request, instruction or document is delivered shall be the date on which such delivery is made and, if delivered by mail, three (3) calendar days after the date on which such notice, request, instruction or document is mailed shall be the date of delivery.

     Any party hereto may change the address specified for notices herein by designating a new address by notice given in accordance with the procedures hereinabove set forth.

     10. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     11. North Carolina Law to Govern. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina.

     12. Successors. The rights and obligations of the parties under this Agreement shall inure to the benefit of and shall be binding upon their heirs, successors and assigns.

     13. Entire Agreement. This instrument contains the entire agreement of the parties with respect to the subject matter hereof. It may not be modified or amended orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, modification, extension or discharge is sought.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first hereinabove written.

                                COMPANY:

                                CAPITAL BANK CORPORATION



                                BY:
                                   --------------------------------------------
                                         James A. Beck
                                         President and Chief Executive Officer



                                EXECUTIVE:


                                ---------------------------------------------
                                  William R. Gilliam